===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 9, 1997

                         Commission File Number: 1-6828

                                STARWOOD LODGING
                                     TRUST

             (Exact name of registrant as specified in its charter)

                                    Maryland
                          (State or other jurisdiction
                       of incorporation or organization)

                                   52-0901263
                      (I.R.S. employer identification no.)

                      2231 East Camelback Road., Suite 410
                             Phoenix, Arizona 85016
                        (Address of principal executive
                          offices, including zip code)

                                 (602) 852-3900
                        (Registrant's telephone number,
                              including area code)

                         Commission File Number: 1-7959

                          STARWOOD LODGING CORPORATION

             (Exact name of registrant as specified in its charter)

                                    Maryland
                          (State or other jurisdiction
                       of incorporation or organization)

                                   52-1193298
                      (I.R.S. employer identification no.)

                      2231 East Camelback Road, Suite 400
                             Phoenix, Arizona 85016
                        (Address of principal executive
                          offices, including zip code)

                                 (602) 852-3900
                        (Registrant's telephone number,
                              including area code)

===============================================================================

===============================================================================

ITEM 5. OTHER EVENTS

        On September 8, 1997, a Transaction Agreement (the "Transaction Agreement") was entered into among Starwood Lodging Trust (the "Trust"), SLT Realty Limited Partnership (the "Realty Partnership"), Starwood Lodging Corporation (the "Corporation") and SLC Operating Limited Partnership (the "Operating Partnership" and, together with the Trust, the Realty Partnership and the Corporation, the "Starwood Companies"), WHWE L.L.C. ("WHWE"), Woodstar Investor Partnership ("Woodstar"), Nomura Asset Capital Corporation ("Nomura"), Juergen Bartels ("Bartels" and, together with WHWE, Woodstar and Nomura, the "Members"), Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide"), W&S Lauderdale Corp. ("Lauderdale"), W&S Seattle Corp. ("Seattle"), Westin St. John Hotel Company, Inc. ("St. John"), W&S Denver Corp. ("Denver"), W&S Atlanta Corp. ("Atlanta" and, together with Westin Worldwide, Lauderdale, Seattle, St. John and Denver, "Westin") and W&S Hotel L.L.C. (the "LLC" and, together with Westin, the "Westin Companies"). Westin owns, manages, franchises and represents 108 hotels and resorts, with approximately 47,800 rooms in 23 countries worldwide.

         The Transaction Agreement provides that Westin Worldwide will be merged into the Trust (the "Merger"). In connection with the Merger, all of the issued and outstanding shares of capital stock of Westin Worldwide (other than dissenting shares and shares held by Westin and its subsidiaries or shares held by the Starwood Companies and their subsidiaries) will be converted into an aggregate of 6,285,783 Class A Exchangeable Preferred Shares, par value $.01 per share (the "Class A EPS"), of the Trust and 5,294,783 Class B Exchangeable Preferred Shares, liquidation value $38.50 per share (the "Class B EPS"), of the Trust and cash in the amount of $177.926 million. The Transaction Agreement provides for an adjustment to the cash consideration paid in connection with the Merger under certain circumstances, including adjustments based on the aggregate indebtedness and working capital of Westin on the closing date and the capital expenditures made by Westin between the date the Transaction Agreement was signed and the closing date. The Transaction Agreement also permits Westin Worldwide to make a cash dividend in an amount up to $160 million to its stockholders during 1997, which dividend Westin Worldwide had determined that it expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement.

         The Transaction Agreement also contemplates that the stockholders of Lauderdale, Seattle and Denver will contribute all of the outstanding shares of such companies to the Realty Partnership and that the Realty Partnership will issue to such stockholders an aggregate of 597,844 units of the Realty Partnership. In addition, in connection with the foregoing share contributions, the Realty Partnership will assume, repay or refinance the indebtedness of Lauderdale, Seattle and Denver and assume up to $147.2 million of indebtedness incurred by the Members prior to such contributions. The Transaction Agreement also permits Lauderdale and Seattle to make cash dividends in an aggregate amount up to $6 million to their stockholders during 1997, which dividends Lauderdale and Seattle had determined that they expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement. The Transaction Agreement also permits Denver to make a cash dividend to its stockholders in an amount equal to Denver's earnings and profits for 1997, which dividend Denver had determined that it expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement. In the event that Denver makes any such cash dividend, the cash portion of the consideration to be paid in connection with the Merger will be decreased by an amount equal to the amount of such dividend.

         The Transaction Agreement also contemplates that the stockholders of Atlanta and St. John will contribute all of the outstanding shares of such companies to the Operating Partnership and that the Operating Partnership will issue to such stockholders an aggregate of 393,156 units of the Operating Partnership. In addition, prior to the foregoing share contributions, the Operating Partnership will assume, repay or refinance indebtedness of Atlanta and St. John and assume up to $6 million of indebtedness expected to be incurred by the Members prior to such contributions. The Transaction Agreement also contemplates that prior to the closing date, the Realty Partnership will lend Atlanta approximately $34.2 million and permits Atlanta to pay a dividend of such amount to its stockholders, which dividend Atlanta had determined that it expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement.

         The Class A EPS, Class B EPS and partnership units to be issued in connection with the Merger and the contribution of Seattle, Lauderdale, Denver, St. John and Atlanta to the Realty Partnership and the Operating Partnership will provide the holders thereof with substantially the same economics as, and will be exchangeable on a one-for-one basis (subject to certain adjustments) for, the paired shares of the Trust and the Corporation.

         In addition, the shares of Class B EPS and the partnership units to be issued in the transactions contemplated by the Transaction Agreement will provide a liquidation preference of $38.50 and provide the holders with a right from and after the fifth anniversary of the Closing Date to require the Trust to redeem such shares of Class B EPS and such partnership units at a price of $38.50.

         The closing is subject to numerous conditions, including, among other things, that the Transaction Agreement shall have been duly approved by holders of the paired shares of the Trust and the Corporation, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or been terminated, an opinion shall have been delivered by counsel to the Starwood Companies with respect to certain tax matters, there shall have been no change in the general economic, financial or market conditions in the United States that materially and adversely affects the ability of the Starwood Companies to obtain the financing necessary to consummate the transactions contemplated by the Transaction Agreement and the owners of hotels party to management, franchise or similar agreements with the Westin Companies from whom consents, approvals or authorizations are required to be obtained in connection with the consummation of the transactions contemplated by the Transaction Agreement shall not have delivered written notices of their intention to terminate agreements that would account for $8 million or more of the projected revenues for 1998.

        The Transaction Agreement provides that if the Transaction Agreement is terminated under certain circumstances, the Starwood Companies will be required to pay the Westin Companies a termination fee of $5 million and all costs and expenses incurred by the Westin Companies and the Members in connection with the Transaction Agreement and the transactions contemplated thereby in an amount not to exceed $5 million.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Businesses to be Acquired. See Index to Financial Statements (page F-1).

        (b) Pro Forma Financial Information. See Index to Financial Statements (page F-1).

EXHIBITS.

        2 Transaction Agreement, dated as of September 8, 1997, by and among WHWE L.L.C., Woodstar Investor Partnership, Nomura Asset Capital Corporation, Juergen Bartels, Westin Hotels & Resorts Worldwide, Inc., W&S Lauderdale Corp., W&S Seattle Corp., Westin St. John Hotel Company, Inc., W&S Denver Corp., W&S Atlanta Corp., W&S Hotel L.L.C., Starwood Lodging Trust, SLT Realty Limited Partnership, Starwood Lodging Corporation and SLC Operating Limited Partnership.

        23      Consent of Arthur Andersen LLP

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD LODGING TRUST                  STARWOOD LODGING CORPORATION


By: /s/ Ronald C. Brown                 By: /s/ Alan M. Schnaid
   -----------------------------           ------------------------------
     Ronald C. Brown                         Alan M. Schnaid
     Senior Vice President and               Vice President and Corporate
     Chief Financial Officer                    Controller
                                             Principal Accounting Officer

Date: September 25, 1997

                         INDEX TO FINANCIAL STATEMENTS

                      STARWOOD LODGING TRUST AND STARWOOD
                  LODGING CORPORATION -- PRO FORMA (UNAUDITED)

Starwood Lodging Trust and Starwood Lodging Corporation
  Unaudited Combined Consolidated Pro Forma Balance Sheet as
  of June 30, 1997..........................................     F-3
Starwood Lodging Trust Unaudited Consolidated Pro Forma
  Balance Sheet as of June 30, 1997.........................     F-4
Starwood Lodging Corporation Unaudited Consolidated Pro
  Forma Balance Sheet as of June 30, 1997...................     F-5
Notes to the Unaudited Combined Consolidated and Separate
  Consolidated Pro Forma Balance Sheets as of June 30,
  1997......................................................     F-6
Starwood Lodging Trust and Starwood Lodging Corporation
  Unaudited Combined Consolidated Pro Forma Statement of
  Operations for the six months ended June 30, 1997.........    F-10
Starwood Lodging Trust Unaudited Consolidated Pro Forma
  Statement of Operations for the six months ended June 30,
  1997......................................................    F-11
Starwood Lodging Corporation Unaudited Consolidated Pro
  Forma Statement of Operations for the six months ended
  June 30, 1997.............................................    F-12
Starwood Lodging Trust and Starwood Lodging Corporation
  Unaudited Combined Consolidated Pro Forma Statement of
  Operations for the year ended December 31, 1996...........    F-13
Starwood Lodging Trust Unaudited Consolidated Pro Forma
  Statement of Operations for the year ended December 31,
  1996......................................................    F-14
Starwood Lodging Corporation Unaudited Consolidated Pro
  Forma Statement of Operations for the year ended December
  31, 1996..................................................    F-15
Notes to the Unaudited Combined Consolidated and Separate
  Consolidated Pro Forma Statements of Operations for the
  six months ended June 30, 1997 and the year ended December
  31, 1996..................................................    F-16

W&S HOTEL L.L.C. AND SUBSIDIARIES
Consolidated Balance Sheets.................................    F-22
Consolidated Statements of Operations.......................    F-23
Predecessor Business Combined Statements of Operations......    F-24
Consolidated Statements of Members' Equity..................    F-25
Predecessor Business Combined Statements of Changes in Net
  Assets....................................................    F-26
Consolidated Statements of Cash Flows.......................    F-27
Predecessor Business Combined Statements of Cash Flows......    F-28
Notes to Financial Statements...............................    F-29

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION
                      PRO FORMA COMBINED CONSOLIDATED AND
                      SEPARATE CONSOLIDATED BALANCE SHEETS

                                 JUNE 30, 1997
                                  (UNAUDITED)

     The following unaudited Pro Forma Combined Consolidated and Separate Consolidated Balance Sheets are presented as if the acquisition of W&S Hotel L.L.C. ("LLC") and its subsidiaries (together "Westin") consisting of Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide"), W&S Lauderdale Corp. ("Lauderdale"), W&S Seattle Corp. ("Seattle"), Westin St. John Hotel Company, Inc. ("St. John"), W&S Denver Corp. ("Denver"), and W&S Atlanta Corp. ("Atlanta"), had occurred as of June 30, 1997.

     The unaudited Pro Forma Combined Consolidated and Separate Consolidated Balance Sheets should be read in conjunction with the Separate Consolidated and Combined Consolidated Historical Financial Statements of Starwood Lodging Trust (the "Trust") and Starwood Lodging Corporation (the "Corporation," and collectively with the Trust, the "Company") and the Notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the unaudited separate and combined financial statements and related notes of the Company included in its Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 incorporated by reference in this Proxy Statement. In management's opinion, all pro forma adjustments necessary to reflect the effects of the acquisition of Westin have been made.

     The unaudited Pro Forma Combined Consolidated and Separate Consolidated Balance Sheets are not necessarily indicative of what the actual financial position of the Company would have been at June 30, 1997, nor do they purport to represent the future financial position of the Company.

            STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION

            UNAUDITED COMBINED CONSOLIDATED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                                        HISTORICAL                                   PRO FORMA
                                                         STARWOOD                                     STARWOOD
                                                         LODGING       WESTIN       PRO FORMA         LODGING
                                                         COMBINED    ACQUISITION   ADJUSTMENTS        COMBINED
                                                        ----------   -----------   -----------       ---------
                                                           (A)           (B)
                        ASSETS
Hotel assets held for sale, net.......................  $   21,637   $              $                $   21,637
Hotel assets, net.....................................   1,624,340      874,618                       2,498,958
                                                        ----------   ----------     ---------        ----------
                                                         1,645,977      874,618                       2,520,595
Mortgage notes receivable, net........................      80,053                                       80,053
Investments...........................................         440       75,850                          76,290
                                                        ----------   ----------     ---------        ----------
    Total real estate investments.....................   1,726,470      950,468                       2,676,938
Cash and cash equivalents.............................      42,039      178,000                          42,039
                                                                       (178,000)
Accounts, interest and rent receivable................      61,270                                       61,270
Notes receivable, net.................................       2,744       14,076                          16,820
Inventories, prepaid expenses and other assets........      42,368      865,056       180,000(E)      1,087,424
                                                        ----------   ----------     ---------        ----------
                                                        $1,874,891   $1,829,600     $ 180,000        $3,884,491
                                                        ==========   ==========     =========        ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Collateralized notes payable and revolving lines of
  credit..............................................  $  568,037   $1,030,093     $(500,000)(C)    $1,276,130
                                                                        178,000
Mortgage and other notes payable......................     139,356                                      139,356
Accounts payable and other liabilities................      64,887                    180,000(E)        244,887
Distributions payable.................................      22,745                                       22,745
                                                        ----------   ----------     ---------        ----------
                                                           795,025    1,208,093      (320,000)        1,683,118
                                                        ----------   ----------     ---------        ----------
Commitments and contingencies.........................
MINORITY INTEREST.....................................     262,958       48,993        60,851(C)        372,802
                                                        ----------   ----------     ---------        ----------
SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
  $.01 par value; authorized 100,000,000 shares;
    outstanding 45,555,188, 56,255,188 pro forma......         456                        107(C)            563
  $.01 par value; authorized 10,000,000 Class A
    Exchangeable preferred pro forma shares;
    outstanding 6,285,783.............................                       63                              63
  $.01 par value; authorized 10,000,000 Class B
    Exchangeable preferred pro forma shares;
    outstanding 5,294,783.............................                       53                              53
Corporation common stock,
  $.01 par value; authorized 100,000,000 shares;
    outstanding 45,555,188, 56,255,188 pro forma......         456                        107(C)            563
Additional paid-in capital............................   1,091,757      572,398       438,935(C)      2,103,090
Accumulated deficit...................................    (275,761)                                    (275,761)
                                                        ----------   ----------     ---------        ----------
                                                           816,908      572,514       439,149         1,828,571
                                                        ----------   ----------     ---------        ----------
                                                        $1,874,891   $1,829,600     $ 180,000        $3,884,491
                                                        ==========   ==========     =========        ==========

                             STARWOOD LODGING TRUST

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                                    HISTORICAL                                    PRO FORMA
                                                     STARWOOD        WESTIN       PRO FORMA        STARWOOD
                                                   LODGING TRUST   ACQUISITION   ADJUSTMENTS    LODGING TRUST
                                                   -------------   -----------   -----------    -------------
                                                        (A)            (B)
ASSETS
Hotel assets held for sale, net..................   $   19,851     $              $               $   19,851
Hotel assets, net................................    1,511,145        694,118                      2,205,263
                                                    ----------     ----------     ---------       ----------
                                                     1,530,996        694,118                      2,225,114
Mortgage notes receivable, net...................       80,053                                        80,053
Mortgage notes receivable Corporation............       89,930                                        89,930
Investments......................................          440         69,850                         70,290
                                                    ----------     ----------     ---------       ----------
  Total real estate investments..................    1,701,419        763,968                      2,465,387
Cash and cash equivalents........................        4,324        178,000        25,000(D)         4,324
                                                                     (178,000)      (25,000)(D)
Rent and interest receivable.....................       12,805                                        12,805
Notes receivable, net............................        1,980         14,076                         16,056
Notes receivable Corporation.....................       50,310        294,184       (25,000)(D)      319,494
Prepaid expenses and other assets................       12,889        726,295                        739,184
                                                    ----------     ----------     ---------       ----------
                                                    $1,783,727     $1,798,523     $ (25,000)      $3,557,250
                                                    ==========     ==========     =========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Collateralized notes payable and revolving lines
  of credit......................................   $  568,037     $1,030,093     $(475,000)(C)   $1,276,130
                                                                      178,000       (25,000)(D)
Mortgage and other notes payable.................      137,913                                       137,913
Accounts payable and other liabilities...........       21,760                                        21,760
Distributions payable............................       22,646                                        22,646
                                                    ----------     ----------     ---------       ----------
                                                       750,356      1,208,093      (500,000)       1,458,449
                                                    ----------     ----------     ---------       ----------
Commitments and contingencies....................
MINORITY INTEREST................................      251,977         46,543        56,912(C)       355,432
                                                    ----------     ----------     ---------       ----------
SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
  $.01 par value; authorized 100,000,000 shares;
    outstanding 45,555,188, 56,255,188 pro
    forma........................................          456                          107(C)           563
  $.01 par value; authorized 10,000,000 Class A
    Exchangeable preferred pro forma shares;
    outstanding 6,285,783........................                          63                             63
  $.01 par value; authorized 10,000,000 Class B
    Exchangeable preferred pro forma shares;
    outstanding 5,294,783........................                          53                             53
Additional paid-in capital.......................      977,212        543,771       417,981(C)     1,938,964
Accumulated deficit..............................     (196,274)                                     (196,274)
                                                    ----------     ----------     ---------       ----------
                                                       781,394        543,887       418,088        1,743,369
                                                    ----------     ----------     ---------       ----------
                                                    $1,783,727     $1,798,523     $ (25,000)      $3,557,250
                                                    ==========     ==========     =========       ==========

                          STARWOOD LODGING CORPORATION

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                               HISTORICAL
                                                STARWOOD                                      PRO FORMA
                                                 LODGING       WESTIN       PRO FORMA      STARWOOD LODGING
                                               CORPORATION   ACQUISITION   ADJUSTMENTS       CORPORATION
                                               -----------   -----------   -----------     ----------------
                                                   (A)           (B)
                   ASSETS
Hotel assets held for sale, net..............   $  1,786      $             $                  $  1,786
Hotel assets, net............................    113,195       180,500                          293,695
                                                --------      --------      --------           --------
                                                 114,981       180,500                          295,481
Investments..................................                    6,000                            6,000
                                                --------      --------      --------           --------
     Total real estate investments...........    114,981       186,500                          301,481
Cash and cash equivalents....................     37,715                      25,000(D)          37,715
                                                                             (25,000)(D)
Accounts and interest receivable.............     48,465                                         48,465
Notes receivable, net........................        764                                            764
Inventories, prepaid expenses and other
  assets.....................................     29,479       138,761       180,000(E)         348,240
                                                --------      --------      --------           --------
                                                $231,404      $325,261      $180,000           $736,665
                                                ========      ========      ========           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgage and other notes payable.............   $  1,443      $             $                  $  1,443
Mortgage notes payable Trust.................     89,930                                         89,930
Notes payable Trust..........................     50,310       294,184       (25,000)(D)        319,494
Accounts payable and other liabilities.......     43,127                     180,000(E)         223,127
Distributions payable........................         99                                             99
                                                --------      --------      --------           --------
                                                 184,909       294,184       155,000            634,093
                                                --------      --------      --------           --------
Commitments and contingencies................
MINORITY INTEREST............................     10,981         2,450         3,939 (C),(D       17,370
                                                --------      --------      --------           --------
SHAREHOLDERS' EQUITY
Corporation common stock,
  $.01 par value; authorized 100,000,000
     shares; outstanding 45,555,188,
     56,255,188 pro forma....................        456                         107 (C),(D          563
Additional paid-in capital...................    114,545        28,627        20,954 (C),(D      164,126
Accumulated deficit..........................    (79,487)                                       (79,487)
                                                --------      --------      --------           --------
                                                  35,514        28,627        21,061             85,202
                                                --------      --------      --------           --------
                                                $231,404      $325,261      $180,000           $736,665
                                                ========      ========      ========           ========

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                NOTES TO THE UNAUDITED COMBINED CONSOLIDATED AND
                 SEPARATE CONSOLIDATED PRO FORMA BALANCE SHEETS
                              AS OF JUNE 30, 1997

NOTE 1. BASIS OF PRESENTATION

     (A) The Trust and the Corporation have unilateral control of SLT Realty Limited Partnership ("Realty") and SLC Operating Limited Partnership ("Operating" and together with Realty the "Partnerships"), respectively, and, therefore, the historical financial statements of Realty and Operating are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires, all references herein to the "Company" refer to the Trust and the Corporation, and all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including Realty and Operating, respectively.

NOTE 2. WESTIN ACQUISITION

     (B) On September 9, 1997, the Company announced the execution of a definitive agreement to acquire W&S Hotel L.L.C. (the "LLC" and, together with its subsidiaries, "Westin") and its subsidiaries for approximately $1.829 billion. The subsidiaries of the LLC consist of: Westin Worldwide, Lauderdale, Seattle, St. John, Denver and Atlanta. As part of the acquisition, Westin Worldwide will be merged into the Trust, the stock of Seattle, Lauderdale and Denver (which own the Westin Hotel Seattle, the Westin Hotel Fort Lauderdale and the Westin Hotel Tabor Center, respectively) will be contributed to Realty and the stock of Atlanta and St. John (which own the Westin Peachtree Plaza and the Westin Resort, St. John, respectively) will be contributed to Operating. Also as part of the acquisition, certain assets of Westin Worldwide, including portions of its management and franchising operations, and of Seattle, Lauderdale and Denver are expected either to be transferred to the Corporation and Operating or transferred into subsidiaries in which the Trust will own nonvoting preferred stock and less than 10% of the voting stock and the Corporation will own more than 90% of the voting stock.

     The pro forma adjustments allocate Westin's assets between the Trust and the Corporation in accordance with the terms of the acquisition. As a result, all the properties owned by Westin (other than the Westin Peachtree Plaza and the Westin Resort, St. John) are combined with the Trust and the remaining assets of Westin are combined with the Corporation. The following is a list of the hotels that are wholly-owned by Westin:

                     NAME                             CITY                STATE           TOTAL ROOMS
                     ----                             ----                -----           -----------
Hotels owned as of December 31, 1996
The Westin Hotel Seattle......................    Seattle          Washington                  865
The Westin San Francisco Airport..............    San Francisco    California                  388
The Westin Hotel Cincinnati...................    Cincinnati       Ohio                        448
The Westin Galleria and Oaks..................    Houston          Texas                       891
The Westin South Coast Plaza..................    Orange County    California                  396
The Westin Hotel Fort Lauderdale..............    Ft.              Florida                     293
                                                  Lauderdale
The Cherry Creek Inn..........................    Denver           Colorado                    320
                                                                                             -----
     Sub-total................................                                               3,601
                                                                                             -----

                     NAME                             CITY           STATE/TERRITORY      TOTAL ROOMS
                     ----                             ----           ---------------      -----------
Hotels acquired since January 1, 1997
The Westin Hotel Indianapolis.................    Indianapolis     Indiana                     573
The Westin Hotel Tabor Center.................    Denver           Colorado                    420
The Westin Peachtree Plaza....................    Atlanta          Georgia                   1,068
The Westin Resort.............................    St. John         U.S. Virgin Islands         285
                                                                                             -----
     Sub-total................................                                               2,346
                                                                                             -----
     Total....................................                                               5,947
                                                                                             =====

     In addition, Westin has joint venture interests in the following properties:

          NAME/OWNERSHIP PERCENTAGE                   CITY           STATE/PROVINCE       TOTAL ROOMS
          -------------------------                   ----           --------------       -----------
The Westin Hotel O'Hare (49%).................    Chicago          Illinois                    525
The Westin Hotel Galleria (20%)...............    Dallas           Texas                       431
The Westin Office Building (25%)..............    Seattle          Washington                  N/A(1)
The Westin London (10%).......................    London           Ontario                     329

-------------------------
(1) contains approximately 350,000 square feet

     The acquisition price for Westin is expected to be allocated as follows (in thousands):

                                                           TRUST       CORPORATION     COMBINED
                                                         ----------    -----------    ----------
Wholly owned assets....................................  $  694,118     $180,500      $  874,618
Joint venture assets...................................      69,850        6,000          75,850
Notes receivable.......................................      14,076           --          14,076
Other assets(1)........................................     726,295      138,761         865,056
                                                         ----------     --------      ----------
     Total assets......................................  $1,504,339     $325,261      $1,829,600
                                                         ==========     ========      ==========

---------------
(1) Other assets includes the value of existing management contracts, certain intangible assets, and an amount allocated to a wholly owned captive insurance company.

     As partial consideration for the acquisition of Westin, the Company intends to issue 6,285,783 shares of newly created Class A Exchangeable Preferred Stock with an aggregate value of approximately $310.8 million (using the closing stock price of $49.4375 per paired share on September 8, 1997) and 5,294,783 shares of newly created Class B Exchangeable Preferred Stock with an aggregate value of approximately $261.8 million (using the closing stock price of $49.4375 per paired share on September 8, 1997). The Company also intends to issue 991,000 limited partnership units of the Partnerships with an aggregate value of approximately $49.0 million (using the closing stock price of $49.4375 per Paired Share on September 8, 1997), exchangeable on a one for one basis for Class B Exchangeable Preferred Stock or paired shares. The Corporation expects to borrow approximately $294.2 million from the Trust to partially finance the acquisition of assets allocable to the Corporation.

     Finally, the Company intends to assume approximately $1.030 billion of debt and pay cash in the amount of approximately $178.0 million to be drawn down under the Company's revolving line of credit. The Company expects to refinance some of Westin's debt to obtain credit terms similar to the Company's existing credit facilities.

NOTE 3. PRO FORMA ADJUSTMENTS

     (C) The Company expects to issue, in a take-down from a shelf registration statement to be filed with the Securities and Exchange Commission in connection with a public offering, approximately 10.7 million Paired Shares of the Company at an initial offering price of $49.4375 per paired share (using the closing price per Paired Share on September 8, 1997) (the "Offering"). Total combined net proceeds from the Offering of approximately $500 million, including approximately $60.9 million attributable to minority interest, will be used partially to fund the acquisition of Westin and to pay down existing indebtedness.

     (D) Reflects proceeds from the Offering to the Corporation which will be used to reduce intercompany indebtedness to the Trust and will be used by the Trust to pay down existing third-party indebtedness.

     (E) Reflects estimated deferred tax liability expected to be recorded as a result of the Westin acquisition.

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                      PRO FORMA COMBINED CONSOLIDATED AND
                 SEPARATE CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND THE
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

     The following Unaudited Combined Consolidated and Separate Consolidated Pro Forma Statements of Operations for the six months ended June 30, 1997 and the year ended December 31, 1996 give effect to the pending acquisition of Westin as of January 1, 1996. The pro forma information is based upon historical information and does not purport to present what actual results would have been had such transaction, in fact, occurred at January 1, 1996, or to project results for any future period. Historical Starwood Lodging Trust and Starwood Lodging Corporation results are for the six months ended June 30, 1997 and the year ended December 31, 1996. The historical Westin results are for the six months ended June 30, 1997 and the year ended December 31, 1996.

     Historical Starwood Lodging Trust and Starwood Lodging Corporation results include the results of the properties acquired in 1996 (the Westin in Washington, D.C. -- acquired on January 4, a 58.2% interest in the Park Plaza in Boston, Massachusetts -- acquired on January 24, the Doubletree Guest Suites DFW Airport in Irving, Texas, the Doubletree Guest Suites in Ft. Lauderdale, Florida and the Westin Hotel in Tampa, Florida -- all three acquired on April 26, the Midland Hotel in Chicago, Illinois -- acquired on March 22, the Clarion Hotel -- San Francisco Airport in Milbrae, California -- acquired on April 25, the Westin at the Philadelphia International Airport in Philadelphia, Pennsylvania -- acquired on June 3, the Days Inn in Philadelphia, Pennsylvania -- acquired on July 1, a portfolio of 8 hotels owned by an institution consisting of the Ritz Carlton in Kansas City, Missouri, the Ritz Carlton in Philadelphia, Pennsylvania, the Westin Hotel in Waltham, Massachusetts, the Westin LAX in Los Angeles, California, the Westin Horton Plaza in San Diego, California, the Westin Hotel Concourse in Atlanta, Georgia, the Doubletree Grand at Mall of America in Bloomington, Minnesota and the Wyndham Hotel in Ft. Lauderdale, Florida -- all acquired on August 12, a portfolio of 9 hotels owned by Hotels of Distinction Ventures, Inc. consisting of the Hotel Park Tucson in Tucson, Arizona, the Embassy Suites in Palm Desert, California, the Marque in Atlanta, Georgia, the Arlington Park Hilton in Arlington Heights, Illinois, the Sheraton Needham in Needham, Massachusetts, the Sheraton Minneapolis Metrodome in Minneapolis, Minnesota, the Embassy Suites in St. Louis, Missouri, the Radisson Marque in Winston-Salem, North Carolina (this property was sold in April, 1997) and the Allentown Hilton in Allentown, Pennsylvania -- all acquired on August 16 except the Sheraton Minneapolis Metrodome which closed on September 5, the Marriott Forrestal Village in Princeton, New Jersey -- acquired on August 29, the Doral Court and Doral Tuscany both in New York, New York -- acquired on September 19, and a 93.5% interest in the Westwood Marquis Hotel & Gardens in Westwood, California -- acquired on December 31) and the properties acquired in 1997 (the Deerfield Beach Hilton in Deerfield Beach, Florida -- acquired on January 8, the Radisson Denver South in Denver, Colorado -- acquired on January 17, the Embassy Suites Hotel in Atlanta, Georgia, the BWI Airport Marriott in Baltimore, Maryland, the Charleston Hilton North in Charleston, South Carolina, the Crowne Plaza Edison in Edison, New Jersey, the Courtyard by Marriott Crystal City in Arlington, Virginia, the Novi Hilton in Novi, Michigan, the Omni Waterside Hotel in Norfolk, Virginia, the Park Ridge Hotel in King of Prussia, Pennsylvania, the Sheraton Hotel in Long Beach, California, and the Sonoma County Hilton in Santa Rosa, California -- all acquired on February 14, the Days Inn Lake Shore Drive in Chicago, Illinois -- acquired February 21, the Hermitage Suites Hotel in Nashville, Tennessee -- acquired on March 11, the Hotel De La Poste in New Orleans, Louisiana -- acquired on March 12, the San Diego Marriott Suites in San Diego, California -- acquired on April 3, the Tremont Hotel in Chicago, Illinois -- acquired on April 4, the Raphael Hotel in Chicago,
Illinois -- acquired May 7, and the Stamford Sheraton in Stamford,
Connecticut -- acquired on June 9) from their respective dates of acquisition.

            STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION

       UNAUDITED COMBINED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

                                          HISTORICAL
                                           STARWOOD
                                           LODGING         W & S HOTEL LLC                           PRO FORMA
                                           COMBINED        & SUBSIDIARIES      PRO FORMA          STARWOOD LODGING
                                             (A)                 (B)          ADJUSTMENTS             COMBINED
                                          ----------       ---------------    -----------         ----------------
REVENUE
Hotel operations:
  Rooms..............................      $249,231           $ 64,107         $ 24,222               $337,560
  Food & beverage....................       100,894             30,836           12,641                144,371
  Other..............................        26,670              7,464            2,683                 36,817
                                           --------           --------         --------               --------
      Total..........................       376,795            102,407           39,546(C)             518,748
Gaming...............................         7,727                                                      7,727
Interest from mortgage and other
  notes..............................         7,213              1,953                                   9,166
Rent from leased hotel properties and
  income from investments............           441                657                                   1,098
Management fees and other income.....         4,196             40,231             (954)(G)             43,473
Gain (loss) on sales of real estate
  investments........................          (504)            20,969          (20,969)(H)               (504)
                                           --------           --------         --------               --------
                                            395,868            166,217           17,623                579,708
                                           --------           --------         --------               --------
EXPENSES
Hotel operations:
  Rooms..............................        60,619             13,465            5,773                 79,857
  Food & beverage....................        75,481             21,827            8,780                106,088
  Other..............................       124,374             42,827           13,124                180,325
                                           --------           --------         --------               --------
                                            260,474             78,119           27,677(C)             366,270
                                                                                   (954)(G)               (954)
                                                                                 (1,005)(I)             (1,005)
                                           --------           --------         --------               --------
      Total..........................       260,474             78,119           25,718                364,311
Gaming...............................         8,248                                                      8,248
Interest.............................        23,311                              44,699(J)              49,510
                                                                                (18,500)(K)
Depreciation and amortization........        54,387                              50,281(L)             104,668
Administrative and general...........        13,548              7,853                                  21,401
                                           --------           --------         --------               --------
                                            359,968             85,972          102,198                548,138
                                           --------           --------         --------               --------
Income before income taxes and
  minority interest..................        35,900             80,245          (84,575)                31,570
Provision for income taxes...........                                             9,004(M)               9,004
                                           --------           --------         --------               --------
Income before minority interest......        35,900           $ 80,245         $(93,579)                22,566
                                                              ========         ========
Minority interest (N)................         9,891                                                      5,914
                                           --------                                                   --------
Net income...........................      $ 26,009                                                   $ 16,652
                                           ========                                                   ========
Net income per Paired Share (O)......      $   0.56                                                   $   0.24
                                           ========                                                   ========
Weighted average number of Paired
  Shares.............................        46,063                                                     68,344
                                           ========                                                   ========

                             STARWOOD LODGING TRUST

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

                                       HISTORICAL
                                    STARWOOD LODGING    W & S HOTEL LLC                           PRO FORMA
                                         TRUST          & SUBSIDIARIES      PRO FORMA          STARWOOD LODGING
                                          (A)                 (B)          ADJUSTMENTS              TRUST
                                    ----------------    ---------------    -----------         ----------------
REVENUE
Rents from Corporation..........        $95,505             $               $ 23,190(D)            $118,695
Interest from Corporation.......          5,290                               14,132(E)              19,422
Interest from mortgage and other
  notes.........................          7,213               1,953                                   9,166
Rent from leased hotel
  properties and income from
  investments...................            441                 657                                   1,098
Other income....................          1,551                                                       1,551
Gain on sale of real estate
  investments...................                             20,969          (20,969)(H)
                                        -------             -------         --------               --------
                                        110,000              23,579           16,353                149,932
                                        -------             -------         --------               --------
EXPENSES
Interest........................         23,260                               44,699(J)              49,459
                                                                             (18,500)(K)
Depreciation and amortization...         42,801                               43,494(L)              86,295
Administrative and general......          5,117                                                       5,117
                                        -------             -------         --------               --------
                                         71,178                               69,693                140,871
                                        -------             -------         --------               --------
Income before minority
  interest......................         38,822              23,579          (53,340)                 9,061
                                                            =======         ========
Minority interest (N)...........          9,760                                                       3,045
                                        -------                                                    --------
Net income......................        $29,062                                                    $  6,016
                                        =======                                                    ========
Net income per share (O)........        $  0.63                                                    $   0.09
                                        =======                                                    ========
Weighted average number
  of shares.....................         46,063                                                      68,344
                                        =======                                                    ========

                          STARWOOD LODGING CORPORATION

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

                                     HISTORICAL
                                      STARWOOD                                            PRO FORMA
                                       LODGING     W & S HOTEL LLC    PRO FORMA       STARWOOD LODGING
                                     CORPORATION   & SUBSIDIARIES    ADJUSTMENTS         CORPORATION
                                     -----------   ---------------   -----------      ----------------
                                         (A)             (B)
REVENUE
Hotel operations:
  Rooms............................   $249,231        $ 64,107        $ 24,222            $337,560
  Food & beverage..................    100,894          30,836          12,641             144,371
  Other............................     26,670           7,464           2,683              36,817
                                      --------        --------        --------            --------
     Total.........................    376,795         102,407          39,546(C)          518,748
Gaming.............................      7,727                                               7,727
Management fees and other income...      2,645          40,231            (954)(G)          41,922
Loss on sales of real estate
  investments......................       (504)                                               (504)
                                      --------        --------        --------            --------
                                       386,663         142,638          38,592             567,893
                                      --------        --------        --------            --------
EXPENSES
Hotel operations:
  Rooms............................     60,619          13,465           5,773              79,857
  Food & beverage..................     75,481          21,827           8,780             106,088
  Other............................    124,374          42,827          13,124             180,325
                                      --------        --------        --------            --------
                                       260,474          78,119          27,677(C)          366,270
                                                                          (954)(G)            (954)
                                                                        (1,005)(I)          (1,005)
                                      --------        --------        --------            --------
     Total.........................    260,474          78,119          25,718             364,311
Gaming.............................      8,248                                               8,248
Rent Trust.........................     95,505                          23,190(D)          118,695
Interest Trust.....................      5,290                          14,132(E)           19,422
Interest...........................         51                                                  51
Depreciation and amortization......     11,586                           6,787(L)           18,373
Administrative and general.........      8,431           7,853                              16,284
                                      --------        --------        --------            --------
                                       389,585          85,972          69,827             545,384
                                      --------        --------        --------            --------
Income (loss) before income taxes
  and minority.....................     (2,922)         56,666         (31,235)             22,509
Provision for income taxes.........                                      9,004(M)            9,004
                                      --------        --------        --------            --------
Income before minority interest....     (2,922)       $ 56,666        $(40,239)             13,505
                                                      ========        ========
Minority interest(N)...............        131                                               2,869
                                      --------                                            --------
Net income (loss)..................   $ (3,053)                                           $ 10,636
                                      ========                                            ========
Net income (loss) per share(O).....   $  (0.07)                                           $   0.15
                                      ========                                            ========
Weighted average number of
  shares...........................     46,063                                              68,344
                                      ========                                            ========

            STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION

       UNAUDITED COMBINED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                               HISTORICAL       W & S HOTEL                           PRO FORMA
                                            STARWOOD LODGING        LLC          PRO FORMA         STARWOOD LODGING
                                                COMBINED       & SUBSIDIARIES   ADJUSTMENTS            COMBINED
                                            ----------------   --------------   -----------        ----------------
                                                  (A)               (B)
REVENUE
Hotel operations:
  Rooms...................................      $260,175          $102,091       $  65,559             $427,825
  Food & beverage.........................        94,816            52,036          33,551              180,403
  Other...................................        30,119            14,245           7,743               52,107
                                                --------          --------       ---------             --------
      Total...............................       385,110           168,372         106,853(C)           660,335
Gaming....................................        23,630                                                 23,630
Interest from mortgage and other notes....        11,262             1,712                               12,974
Rent from leased hotel properties and
  income from investments.................           822             5,036          (3,406)(F)            2,452
Management fees and other income..........         3,424            69,693            (753)(G)           72,364
Gain on sales of real estate
  investments.............................         4,290                                                  4,290
                                                --------          --------       ---------             --------
                                                 428,538           244,813         102,694              776,045
                                                --------          --------       ---------             --------
EXPENSES
Hotel operations:
  Rooms...................................        67,017            23,221          15,655              105,893
  Food & beverage.........................        72,696            36,569          23,503              132,768
  Other...................................       135,302            73,270          35,759              244,331
                                                --------          --------       ---------             --------
                                                 275,015           133,060          74,917(C)           482,992
                                                                                      (753)(G)             (753)
                                                                                      (997)(I)             (997)
                                                --------          --------       ---------             --------
      Total...............................       275,015           133,060          73,167              481,242
Gaming....................................        21,834                                                 21,834
Interest..................................        23,337                            89,397(J)            75,734
                                                                                   (37,000)(K)
Depreciation and amortization.............        55,745                            86,986(L)           142,731
Administrative and general................        16,495            23,990                               40,485
                                                --------          --------       ---------             --------
                                                 392,426           157,050         212,550              762,026
                                                --------          --------       ---------             --------
Income before income taxes and
  minority interest.......................        36,112            87,763        (109,856)              14,019
Provision for income taxes................                                           9,803(M)             9,803
                                                --------          --------       ---------             --------
Income before minority interest...........        36,112          $ 87,763       $(119,659)               4,216
                                                                  ========       =========
Minority interest (N).....................        10,238                                                  2,460
                                                --------                                               --------
Net income................................      $ 25,874                                               $  1,756
                                                ========                                               ========
Net income per Paired Share (O)...........      $   0.87                                               $   0.03
                                                ========                                               ========
Weighted average number of Paired
  Shares..................................        29,884                                                 52,165
                                                ========                                               ========

                             STARWOOD LODGING TRUST

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                        HISTORICAL                                             PRO FORMA
                                     STARWOOD LODGING   W & S HOTEL LLC    PRO FORMA           STARWOOD
                                          TRUST         & SUBSIDIARIES    ADJUSTMENTS        LODGING TRUST
                                     ----------------   ---------------   -----------        -------------
                                           (A)                (B)
REVENUE
Rents from Corporation.............      $ 87,593           $              $ 38,394(D)         $125,987
Interest from Corporation..........         9,084                            28,264(E)           37,348
Interest from mortgage and other
  notes............................        11,262            1,712                               12,974
Rent from leased hotel properties
  and income from investments......           822            5,036           (3,406)(F)           2,452
Other income.......................         2,008                                                 2,008
Gain on sale of real estate
  investments......................         4,290                                                 4,290
                                         --------           ------         --------            --------
                                          115,059            6,748           63,252             185,059
                                         --------           ------         --------            --------
EXPENSES
Interest...........................        23,088                            89,397(J)           75,485
                                                                            (37,000)(K)
Depreciation and amortization......        42,517                            73,411(L)          115,928
Administrative and general.........         4,134                                                 4,134
                                         --------           ------         --------            --------
                                           69,739                           125,808             195,547
                                         --------           ------         --------            --------
Income (loss) before minority
  interest.........................        45,320           $6,748         $(62,556)            (10,488)
                                                            ======         ========
Minority interest (N)..............        11,731                                                  (498)
                                         --------                                              --------
Net income (loss)..................      $ 33,589                                              $ (9,990)
                                         ========                                              ========
Net income (loss) per share (O)....      $   1.12                                              $  (0.19)
                                         ========                                              ========
Weighted average number of
  shares...........................        29,884                                                52,165
                                         ========                                              ========

                          STARWOOD LODGING CORPORATION

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                           HISTORICAL
                                            STARWOOD                                                PRO FORMA
                                             LODGING      W & S HOTEL LLC     PRO FORMA          STARWOOD LODGING
                                           CORPORATION    & SUBSIDIARIES     ADJUSTMENTS           CORPORATION
                                           -----------    ---------------    -----------         ----------------
                                               (A)              (B)
REVENUE
Hotel operations:
  Rooms..................................   $260,175         $102,091         $ 65,559               $427,825
  Food & beverage........................     94,816           52,036           33,551                180,403
  Other..................................     30,119           14,245            7,743                 52,107
                                            --------         --------         --------               --------
      Total..............................    385,110          168,372          106,853(C)             660,335
Gaming...................................     23,630                                                   23,630
Management fees and other income.........      1,416           69,693             (753)(G)             70,356
                                            --------         --------         --------               --------
                                             410,156          238,065          106,100                754,321
                                            --------         --------         --------               --------
EXPENSES
Hotel operations:
  Rooms..................................     67,017           23,221           15,655                105,893
  Food & beverage........................     72,696           36,569           23,503                132,768
  Other..................................    135,302           73,270           35,759                244,331
                                            --------         --------         --------               --------
                                             275,015          133,060           74,917(C)             482,992
                                                                                  (753)(G)               (753)
                                                                                  (997)(I)               (997)
                                            --------         --------         --------               --------
      Total..............................    275,015          133,060           73,167                481,242
Gaming...................................     21,834                                                   21,834
Rent -- Trust............................     87,593                            38,394(D)             125,987
Interest -- Trust........................      9,084                            28,264(E)              37,348
Interest.................................        249                                                      249
Depreciation and amortization............     13,228                            13,575(L)              26,803
Administrative and general...............     12,361           23,990                                  36,351
                                            --------         --------         --------               --------
                                             419,364          157,050          153,400                729,814
                                            --------         --------         --------               --------
Income (loss) before income taxes and
  minority interest......................     (9,208)          81,015          (47,300)                24,507
Provision for income taxes...............                                        9,803(M)               9,803
                                            --------         --------         --------               --------
Income before minority interest..........     (9,208)        $ 81,015         $(57,103)                14,704
                                                             ========         ========
Minority interest (N)....................     (1,493)                                                   2,958
                                            --------                                                 --------
Net income (loss)........................   $ (7,715)                                                $ 11,746
                                            ========                                                 ========
Net income (loss) per share (O)..........   $  (0.26)                                                $   0.22
                                            ========                                                 ========
Weighted average number of shares........     29,884                                                   52,165
                                            ========                                                 ========

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                NOTES TO THE UNAUDITED COMBINED CONSOLIDATED AND
            SEPARATE CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND THE
                          YEAR ENDED DECEMBER 31, 1996

NOTE 1. BASIS OF PRESENTATION

     The Trust and the Corporation have unilateral control of SLT Realty Limited Partnership ("Realty") and SLC Operating Limited Partnership ("Operating" and, together with Realty, the "Partnerships"), respectively, and, therefore, the historical financial statements of Realty and Operating are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires, all references herein to the "Company" refer to the Trust and the Corporation, and all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including Realty and Operating.

NOTE 2. PRO FORMA ADJUSTMENTS

     (A) Reflects the Company's historical statements of operations. Results of operations for properties sold or pending sale are not considered material to the pro forma presentation. The historical statements of operations for the year ended December 31, 1996 exclude the impact of extraordinary items.

     (B) Reflects Westin's historical statements of operations excluding depreciation and amortization, interest expense and provision for income taxes which are reflected as pro forma adjustments. The following is a reconciliation of the historical results of Westin in the pro forma statements of operations to the unaudited statement of operations for the six months ended June 30, 1997 and to the audited statement of operations for the year ended December 31, 1996:

FOR THE SIX MONTHS ENDED JUNE 30, 1997:
Income before depreciation and amortization, interest and
  provision for income taxes per pro forma combined
  statement of operations...................................  $80,245
Depreciation and amortization...............................   23,311
Interest expense............................................   21,690
Provision for income taxes..................................   14,556
                                                              -------
Net income per unaudited statement of operations............  $20,688
                                                              =======
FOR THE YEAR ENDED DECEMBER 31, 1996:
Income before depreciation and amortization, interest and
  provision for income taxes per pro forma combined
  statement of operations...................................  $87,763
Depreciation and amortization...............................   42,566
Interest expense............................................   41,965
Provision for income taxes..................................    3,904
                                                              -------
Net loss per audited statement of operations................  $  (672)
                                                              =======

     Listed below are the effects each wholly-owned hotel had on the Combined Pro Forma Statements of Operations for the six months ended June 30, 1997 and the year ended December 31, 1996 (in thousands):

FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                                                      EXCESS OF
                                                                                      REVENUES
                        HOTEL                           REVENUES      EXPENSES      OVER EXPENSES
                        -----                           --------      --------      -------------
The Westin Hotel Seattle..............................  $ 21,191      $16,270          $ 4,921
The Westin Hotel San Francisco Airport................    12,441        8,506            3,935
The Westin Hotel Cincinnati...........................    10,085        7,778            2,307
The Westin Hotel Galleria and Oaks....................    23,211       19,794            3,417
The Westin South Coast Plaza..........................    10,334        8,600            1,734
The Westin Hotel Fort Lauderdale......................     6,118        4,715            1,403
The Cherry Creek Inn..................................     3,889        2,713            1,176
The Westin Hotel Indianapolis (acquired March 4,
  1997)...............................................     9,557        6,167            3,390
The Westin Hotel Tabor Center (acquired June 24,
  1997)...............................................       550          244              306
The Westin Peachtree Plaza (acquired June 4, 1997)....     5,031        3,332            1,699
The Westin Resort St. John (acquired May 15,
  1997)(1)............................................
                                                        --------      -------          -------
     Total............................................  $102,407      $78,119          $24,288
                                                        ========      =======          =======

---------------
(1) Hotel closed for renovation due to hurricane damage.

FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                      EXCESS OF
                                                                                      REVENUES
                                                                                        OVER
                          HOTEL                            REVENUES     EXPENSES      EXPENSES
                          -----                            --------     --------      ---------
The Westin Hotel Seattle.................................  $ 45,547     $ 32,013       $13,534
The Westin Hotel San Francisco Airport...................    21,905       16,463         5,442
The Westin Hotel Cincinnati..............................    20,672       16,014         4,658
The Westin Hotel Galleria and Oaks.......................    43,880       39,018         4,862
The Westin South Coast Plaza.............................    18,147       15,106         3,041
The Westin Hotel Fort Lauderdale.........................    11,500        9,665         1,835
The Cherry Creek Inn.....................................     6,721        4,781         1,940
                                                           --------     --------       -------
     Total...............................................  $168,372     $133,060       $35,312
                                                           ========     ========       =======

     Listed below are the effects each joint venture had on the Combined Pro Forma Statements of Operations for the six months ended June 30, 1997 and the year ended December 31, 1996 (in thousands):

FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                            WESTIN
                                            O'HARE    GALLERIA    SIXTH &      VINWEST HOTEL
                                             HOTEL     HOTEL      VIRGINIA         LONDON
                                            VENTURE   VENTURE    PROPERTIES   ONTARIO, INC.(1)    TOTAL
                                            -------   --------   ----------   ----------------    -----
Operating revenues........................  $15,330   $15,049      $5,304          $3,105        $38,788
Operating expenses........................   11,652     9,843       2,550           2,905         26,950
Depreciation and amortization.............    1,456     1,850       1,368             284          4,958
                                            -------   -------      ------         -------        -------
Operating income..........................    2,222     3,356       1,386             (84)         6,880
Interest expense..........................    1,172     2,891       1,147             117          5,327
Other expense.............................                (19)        (39)                           (58)
                                            -------   -------      ------         -------        -------
  Net income (loss).......................    1,050       484         278            (201)         1,611
                                            -------   -------      ------         -------        -------
Westin Ownership percentage...............       49%       20%         25%             10%
                                            -------   -------      ------         -------        -------
Westin Share..............................  $   510   $    97      $   70          $  (20)       $   657
                                            =======   =======      ======         =======        =======

-------------------------
(1) Westin acquired an interest in this property in February, 1997.

FOR THE YEAR ENDED DECEMBER 31, 1996

                                                            WESTIN
                                                ARIZONA     O'HARE    GALLERIA    SIXTH &
                                               BILTMORE      HOTEL     HOTEL      VIRGINIA
                                              PARTNERS(1)   VENTURE   VENTURE    PROPERTIES    TOTAL
                                              -----------   -------   --------   ----------    -----
Operating revenues..........................    $55,653     $29,395    $30,586     $8,446     $124,080
Operating expenses..........................     39,847      22,268     20,124      4,067       86,306
Depreciation and amortization...............      5,298       2,029      3,344      2,114       12,785
                                                -------     -------    -------     ------     --------
Operating income............................     10,508       5,098      7,118      2,265       24,989
Interest expense............................      5,851       2,214      5,638      2,418       16,121
Other expense...............................                               150                     150
                                                -------     -------    -------     ------     --------
  Net income (loss).........................      4,657       2,884      1,330       (153)       8,718
                                                -------     -------    -------     ------     --------
Westin Ownership percentage.................         50%         49%        20%        25%
                                                -------     -------    -------     ------     --------
                                                  2,328       1,402        266        (38)       3,958
Preferred return............................      1,078                                          1,078
                                                -------     -------    -------     ------     --------
Westin Share................................    $ 3,406     $ 1,402    $   266     $  (38)    $  5,036
                                                =======     =======    =======     ======     ========

-------------------------
(1) Ownership interest sold in February, 1997 (see footnotes F and H below).

     (C) Since January 1, 1997 Westin has acquired four hotel properties including the 573-room Westin Hotel Indianapolis in Indianapolis, Indiana acquired on March 4, 1997; the 285-room Westin Resort, St. John on the U.S. Virgin Islands acquired on May 15, 1997; the 1,068-room Westin Peachtree Plaza in Atlanta, Georgia acquired on June 4, 1997; and the 420-room Westin Hotel Tabor Center in Denver, Colorado acquired on June 24, 1997.

     Listed below are the pro forma adjustments necessary to show the effect on the results of operation of the acquired hotels as if they had been acquired at January 1, 1996:

FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                                                       EXCESS OF
                                                                                       REVENUES
                                                                                         OVER
                           HOTEL                                 REVENUES   EXPENSES   EXPENSES
                           -----                                 --------   --------   ---------
The Westin Hotel Tabor Center...............................     $11,854    $ 8,531     $ 3,323
The Westin Hotel Indianapolis...............................       3,215      2,832         383
The Westin Peachtree Plaza..................................      24,477     16,314       8,163
The Westin Resort St. John(1)...............................
                                                                 -------    -------     -------
  Total.....................................................     $39,546    $27,677     $11,869
                                                                 =======    =======     =======

-------------------------
(1) Hotel closed for renovation due to hurricane damage.

FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                    EXCESS OF
                                                                                    REVENUES
                                                                                      OVER
                           HOTEL                              REVENUES   EXPENSES   EXPENSES
                           -----                              --------   --------   ---------
The Westin Hotel Tabor Center...............................  $ 23,131   $16,456     $ 6,675
The Westin Hotel Indianapolis...............................    25,606    18,276       7,330
The Westin Peachtree Plaza..................................    58,116    40,185      17,931
The Westin Resort St. John(1)...............................
                                                              --------   -------     -------
  Total.....................................................  $106,853   $74,917     $31,936
                                                              ========   =======     =======

-------------------------
(1) Hotel closed for renovation due to hurricane damage.

     (D) The Trust intends to lease the hotels it will acquire to the Corporation under leases that provide for annual base or minimum rents plus contingent or percentage rents based on the gross revenue of the properties and are accounted for as operating leases.

     (E) Reflects interest expense on funds borrowed by the Corporation from the Trust to acquire certain assets in the Westin transaction including the Westin Peachtree Plaza in Atlanta, Georgia and the Westin Resort St. John on the U.S. Virgin Islands.

     (F) Reflects the elimination of joint venture income related to the sale, during February 1997, of Westin's 50% ownership investment in the Biltmore Hotel Partners.

     (G) Reflects the elimination of franchise fees paid by the Company to Westin on six Westin hotels owned by the Company as of June 30, 1997 including the Westin Los Angeles Airport in Los Angeles, California; the Westin Horton Plaza in San Diego, California; the Westin Washington in Washington, DC; the Westin Tampa Airport in Tampa, Florida; the Westin Atlanta North in Atlanta, Georgia; and the Westin Waltham in Waltham, Massachusetts.

     (H) Reflects the elimination of the gain on sale of Westin's 50% ownership investment in the Arizona Biltmore Hotel Partners. Westin sold its interest for approximately $50.5 million recognizing a gain of approximately $21.0 million.

     (I) Reflects the elimination of franchise fees incurred by the Company on hotels the Company intends to convert to Westins. These franchise fees represent franchise fees incurred from the date the hotel was acquired until the end of each period presented and therefore may not represent a full period of franchise fees expense.

     (J) Reflects the addition of interest expense at the Company's current weighted average borrowing rate (7.4%) on the $1.030 billion of assumed debt and the $178.0 million cash drawn down to acquire Westin.

     (K) Reflects the reduction of interest expense due to the pay down of approximately $500.0 million of debt with the net proceeds of a public offering of approximately 10.7 million Paired Shares at $49.4375 per Paired Share (using the closing price per Paired Share on September 8, 1997).

     (L) Reflects depreciation and amortization expense on the Company's basis in the assets acquired in the Westin transaction.

     (M) Reflects the estimated income tax expense on the pro forma Corporation results using an effective income tax rate of 40%.

     (N) Reflects the minority interests of the partners in the income of the Partnerships.

     (O) Net income (loss) per Paired Share has been computed using the weighted average number of paired shares and equivalent paired shares outstanding and includes Class A and Class B Exchangeable Preferred Stock expected to be issued as partial consideration for the Westin acquisition (see footnote B to the Unaudited Combined Consolidated and Separate Consolidated Pro Forma Balance Sheets) and common stock expected to be issued pursuant to a public offering (see footnote K above). All Paired Share information has been adjusted to reflect a 3-for-2 stock split effective January 27, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of
W&S Hotel L.L.C.:

     We have audited the accompanying consolidated balance sheets of W&S Hotel L.L.C. (a Delaware limited liability company) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, members' equity and cash flows for the year ended December 31, 1996 and for the period from acquisition (May 12, 1995) through December 31, 1995. We have also audited the accompanying combined statements of operations, changes in net assets and cash flows of the predecessor business (as defined in Note 1) for the year ended December 31, 1994, and for the period from January 1, 1995 through May 12, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of W&S Hotel L.L.C. and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the year ended December 31, 1996 and for the period from acquisition (May 12, 1995) through December 31, 1995, and the combined results of operations, changes in net assets and cash flows of the predecessor business for the year ended December 31, 1994, and for the period from January 1, 1995 through May 12, 1995, in conformity with generally accepted accounting principles.

Seattle, Washington,
  February 14, 1997

                               W & S HOTEL L.L.C.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (THOUSANDS)

                                                            JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                              1997           1996           1995
                                                            --------     ------------   ------------
                                                           (UNAUDITED)
                         ASSETS
Current assets:
  Cash and cash equivalents, including $4,022 of
     restricted cash in 1997.............................  $   10,472      $ 10,642       $ 22,677
  Receivables:
     Guest and trade accounts, less allowance for
       doubtful accounts of $2,027, $1,937 and $1,481....      43,974        32,621         23,799
     Accounts due from affiliates........................       1,427         2,098            638
     Refundable taxes....................................       1,721         2,852            643
     Other...............................................      13,388        13,582         12,992
                                                           ----------      --------       --------
          Net receivables................................      60,510        51,153         38,072
Deferred income taxes....................................       1,731         1,731          5,889
Inventories..............................................       1,479         1,119            972
Prepaid expenses and other...............................       6,348         4,940          2,475
                                                           ----------      --------       --------
          Total current assets...........................      80,540        69,585         70,085
Noncurrent receivables...................................      17,108        12,139          1,734
Noncurrent receivables from affiliates...................      14,160        12,771          3,343
Investments in partnerships..............................      14,590        31,427         50,551
Property and equipment, net..............................     561,069       259,875        254,879
Intangible and other assets, net, including restricted
  deposits of $7,333, $4,264 and $350....................     368,776       388,240        392,628
                                                           ----------      --------       --------
                                                           $1,056,243      $774,037       $773,220
                                                           ==========      ========       ========
             LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Note payable...........................................  $      292      $  2,506       $  2,824
  Current maturities of long-term debt...................      11,119         1,863            377
  Trade accounts payable.................................      12,139        12,754          8,519
  Accrued expenses.......................................      62,345        62,673         57,702
  Payable to affiliates..................................       4,265         3,038          2,948
  Income taxes...........................................       9,218         1,204          1,198
  Other..................................................       4,020         1,437            979
                                                           ----------      --------       --------
          Total current liabilities......................     103,398        85,475         74,547
                                                           ----------      --------       --------
Long-term obligations:
  Long-term debt.........................................     647,366       432,132        440,299
  Other..................................................      48,930        47,725         48,635
                                                           ----------      --------       --------
          Total long-term obligations....................     696,296       479,857        488,934
                                                           ----------      --------       --------
Deferred income taxes....................................     117,665       126,251        128,560
                                                           ----------      --------       --------
Equity:
  Members' equity........................................     139,263        82,775         81,447
  Equity adjustment from foreign currency translation....        (379)         (321)          (268)
                                                           ----------      --------       --------
          Total equity...................................     138,884        82,454         81,179
                                                           ----------      --------       --------
Commitments and contingencies............................
                                                           $1,056,243      $774,037       $773,220
                                                           ==========      ========       ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                               W & S HOTEL L.L.C.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (THOUSANDS)

                                                                                                  MAY 12, 1995
                                                       SIX MONTHS ENDED            YEAR ENDED       THROUGH
                                                ------------------------------    DECEMBER 31,    DECEMBER 31,
                                                JUNE 30, 1997    JUNE 30, 1996        1996            1995
                                                -------------    -------------    ------------    ------------
                                                         (UNAUDITED)
Operating revenues:
  Rooms.....................................      $ 64,107         $ 49,208         $102,091        $ 60,352
  Food and beverage.........................        30,836           25,442           52,036          32,869
  Hotel management services.................        30,331           25,484           50,854          26,517
  Hotel management services from
     affiliates.............................         4,876            3,357            7,662           3,089
  Other departmental and operating
     revenues...............................        12,488           12,310           25,422          15,975
                                                  --------         --------         --------        --------
       Total operating revenues.............       142,638          115,801          238,065         138,802
                                                  --------         --------         --------        --------
Operating expenses:
  Rooms.....................................        13,465           11,260           23,221          14,169
  Food and beverage.........................        21,827           17,796           36,569          23,373
  General, administrative and marketing.....        24,655           26,507           51,748          35,748
  Property maintenance and energy...........         7,808            6,963           14,390           9,210
  Rent......................................         6,166            5,205           10,898           4,947
  Depreciation and amortization.............        23,311           20,996           42,566          25,548
  Local taxes and insurance.................         5,769            3,884            8,267           4,955
  Other.....................................         5,913            5,459           11,128           7,987
                                                  --------         --------         --------        --------
       Total operating expenses.............       108,914           98,070          198,787         125,937
                                                  --------         --------         --------        --------
       Operating income.....................        33,724           17,731           39,278          12,865
                                                  --------         --------         --------        --------
Other income (expense):
  Interest expense..........................       (21,690)         (21,155)         (41,965)        (28,391)
  Interest income...........................         1,953              767            1,712           1,348
  Gain on disposals.........................        20,969               --               --              --
  Share of earnings of partnerships.........           657            4,499            5,036              55
  Foreign exchange loss.....................           (99)             (29)            (127)           (188)
  Gain on curtailment of management
     retirement plan........................            --               --               --           4,186
  Miscellaneous.............................          (270)             106             (702)            (82)
                                                  --------         --------         --------        --------
       Other income (expense)...............         1,520          (15,812)         (36,046)        (23,072)
                                                  --------         --------         --------        --------
  Income (loss) before income taxes.........        35,244            1,919            3,232         (10,207)
Income tax expense (benefit)................        14,556            2,318            3,904            (653)
                                                  --------         --------         --------        --------
       Net income (loss)....................      $ 20,688         $   (399)        $   (672)       $ (9,554)
                                                  ========         ========         ========        ========

        The accompanying notes are an integral part of these statements.

                              PREDECESSOR BUSINESS

                       COMBINED STATEMENTS OF OPERATIONS
                                  (THOUSANDS)

                                                              JANUARY 1, 1995
                                                                  THROUGH          YEAR ENDED
                                                               MAY 12, 1995     DECEMBER 31, 1994
                                                              ---------------   -----------------
Operating revenues:
  Rooms.....................................................      $32,149           $ 87,387
  Food and beverage.........................................       18,743             51,257
  Hotel management services.................................       13,444             32,306
  Hotel management services from affiliates.................        1,475              4,058
  Other departmental and operating revenues.................        8,339             23,258
                                                                  -------           --------
       Total operating revenues.............................       74,150            198,266
                                                                  -------           --------
Operating expenses:
  Rooms.....................................................        8,401             22,113
  Food and beverage.........................................       14,831             40,186
  General, administrative and marketing.....................       18,633             47,381
  Property maintenance and energy...........................        5,317             14,841
  Rent......................................................        2,596              7,117
  Depreciation and amortization.............................        9,448             27,168
  Local taxes and insurance.................................        3,376              7,777
  Other.....................................................        3,169             12,410
                                                                  -------           --------
       Total operating expenses.............................       65,771            178,993
                                                                  -------           --------
       Operating income.....................................        8,379             19,273
                                                                  -------           --------
Other income (expense):
  Interest expense..........................................       (7,103)           (14,954)
  Interest income...........................................          999              2,045
  Gain on disposals.........................................           93             15,822
  Share of earnings (losses) of partnerships................        2,464             (1,893)
  Foreign exchange loss.....................................          (35)               (22)
  Miscellaneous.............................................          879              1,223
                                                                  -------           --------
       Other income (expense)...............................       (2,703)             2,221
                                                                  -------           --------
       Income before income taxes...........................        5,676             21,494
Income tax expense..........................................        3,532             15,943
                                                                  -------           --------
       Net income...........................................      $ 2,144           $  5,551
                                                                  =======           ========

        The accompanying notes are an integral part of these statements.

                                W&S HOTEL L.L.C.
                                AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
          FOR THE PERIOD FROM MAY 12, 1995 THROUGH DECEMBER 31, 1995,
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                                  (THOUSANDS)

                                                      CLASS A MEMBERS   CLASS B MEMBER      TOTAL
                                                      ---------------   --------------      -----
Balance, May 12, 1995...............................     $      --         $      --      $      --
  Capital contributions.............................        95,640                 1         95,641
  Less notes receivable for equity contributions....        (4,640)               --         (4,640)
  Net loss..........................................        (9,553)               (1)        (9,554)
                                                         ---------         ---------      ---------
Balance, December 31, 1995..........................        81,447                --         81,447
  Collection of notes receivable for equity
     contributions..................................         2,000                --          2,000
  Net loss..........................................          (672)               --           (672)
                                                         ---------         ---------      ---------
Balance, December 31, 1996..........................        82,775                --         82,775
  Capital contributions.............................        35,800                --         35,800
  Net income........................................        20,688                           20,688
                                                         ---------         ---------      ---------
Balance, June 30, 1997..............................     $ 139,263         $      --      $ 139,263
                                                         =========         =========      =========

        The accompanying notes are an integral part of these statements.

                              PREDECESSOR BUSINESS

                  COMBINED STATEMENTS OF CHANGES IN NET ASSETS
                    FOR THE YEAR ENDED DECEMBER 31, 1994 AND
            FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH MAY 12, 1995
                                  (THOUSANDS)

Net assets, December 31, 1993...............................  $290,953
  Net income................................................     5,551
  Returns to owner of predecessor business..................   (66,532)
  Intercompany tax-sharing agreement recorded as contributed
     capital................................................    13,283
                                                              --------
Net assets, December 31, 1994...............................   243,255
  Capital contributions.....................................    19,946
  Net income................................................     2,144
  Returns to owner of predecessor business..................   (21,623)
  Intercompany tax-sharing agreement recorded as contributed
     capital................................................       660
                                                              --------
Net assets, May 12, 1995....................................  $244,382
                                                              ========

        The accompanying notes are an integral part of these statements.

                               W & S HOTEL L.L.C.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (THOUSANDS)

                                                                                                       MAY 12, 1995
                                                            SIX MONTHS ENDED            YEAR ENDED       THROUGH
                                                     ------------------------------    DECEMBER 31,    DECEMBER 31,
                                                     JUNE 30, 1997    JUNE 30, 1996        1996            1995
                                                     -------------    -------------    ------------    ------------
                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..............................      $ 20,688         $   (399)        $   (672)       $ (9,554)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
      Depreciation and amortization..............        23,311           20,996           42,566          25,548
      Deferred income tax benefit................        (8,142)            (162)            (727)         (3,128)
      Gain on disposal...........................       (20,969)              --               --              --
      Gain on curtailment of management
         retirement plan.........................            --               --               --          (4,186)
      Share of (earnings) losses of partnerships,
         net of distributions received...........           528           (2,432)          (1,658)          3,314
      Deferred compensation......................             8               --              206           2,040
      Pension and other postretirement benefits
         greater than plan contributions.........           184              291               44             819
      Increase (decrease) in estimated insurance
         claims payable..........................        (3,488)          (2,190)          (2,576)            397
      Net change in noncurrent receivables for
         interest and management fees............        (1,453)          (1,470)          (3,402)           (656)
  Change in assets and liabilities, net of
    effects from the purchase of the predecessor
    business and hotels:
      Receivables, excluding current maturities
         of noncurrent receivables...............        (2,394)          (4,865)         (13,978)            (40)
      Trade accounts payable.....................        (2,844)             763            3,865           1,489
      Accrued expenses...........................        (4,644)             391           11,182          11,389
      Other net changes in operating assets and
         liabilities.............................         9,194           (2,194)          (1,935)            (94)
                                                       --------         --------         --------        --------
    Net cash provided by operating activities....         9,979            8,729           32,915          27,338
                                                       --------         --------         --------        --------
Cash flows from investing activities:
  Payments for purchase of the predecessor
    business, net of cash acquired of $402 in
    1995.........................................            --           (6,081)          (6,143)        (88,637)
  Payments for purchase of hotels, net of cash
    acquired of $4,811...........................       (68,189)              --               --              --
  Proceeds from sale of investment in
    partnership..................................        50,518               --               --              --
  Return of investment in partnership............            --               --           22,000              --
  Investments in partnerships....................        (8,520)            (146)              --              --
  Acquisition of property and equipment..........       (12,137)         (10,249)         (20,317)         (5,729)
  Acquisition of management contracts............        (1,382)            (728)          (4,878)            (43)
  Investment in software.........................        (2,738)          (1,529)          (5,370)         (4,442)
  Net (increase) decrease in noncurrent
    receivables and investments..................        (4,105)          (3,528)         (16,638)             23
  Additions to other assets......................        (2,519)              --           (3,711)           (539)
                                                       --------         --------         --------        --------
    Net cash used in investing activities........       (49,072)         (22,261)         (35,057)        (99,367)
                                                       --------         --------         --------        --------
Cash flows from financing activities:
  Capital contributions..........................        35,800            2,000            2,000          91,001
  Net decrease in notes payable..................        (2,214)          (2,279)            (318)           (738)
  Proceeds from long-term debt...................        13,563               --               --           4,669
  Repayment of long-term obligations.............        (8,226)            (210)         (11,575)           (226)
                                                       --------         --------         --------        --------
    Net cash provided by (used in) financing
      activities.................................        38,923             (489)          (9,893)         94,706
                                                       --------         --------         --------        --------
Net increase (decrease) in cash and cash
  equivalents....................................          (170)         (14,021)         (12,035)         22,677
Cash and cash equivalents, beginning of period...        10,642           22,677           22,677              --
                                                       --------         --------         --------        --------
  Cash and cash equivalents, end of period.......      $ 10,472         $  8,656         $ 10,642        $ 22,677
                                                       ========         ========         ========        ========

        The accompanying notes are an integral part of these statements.

                              PREDECESSOR BUSINESS

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (THOUSANDS)

                                                              JANUARY 1, 1995
                                                                  THROUGH          YEAR ENDED
                                                               MAY 12, 1995     DECEMBER 31, 1994
                                                              ---------------   -----------------
Cash flows from operating activities:
  Net income................................................     $  2,144            $ 5,551
  Adjustments to reconcile net income to net cash provided
     by
     (used in) operating activities:
     Depreciation and amortization..........................        9,448             27,168
     Deferred income tax expense (benefit)..................        1,183             (1,463)
     Losses (gains) on investments and noncurrent
       receivables..........................................          101            (14,917)
     Benefit of intercompany tax-sharing agreement recorded
       as contributed capital...............................          660             13,283
     Share of (earnings) losses of partnerships, net of
       distributions received...............................       (2,464)             2,282
     Pension and other postretirement benefits greater than
       (less than) plan contributions.......................          (27)               936
     Increase (decrease) in estimated insurance claims
       payable..............................................         (410)             1,221
     Net change in noncurrent receivables for interest and
       management fees......................................           50               (899)
  Change in assets and liabilities:
     Receivables, excluding current maturities of noncurrent
       receivables..........................................       (6,784)             2,052
     Trade accounts payable.................................       (4,381)             2,010
     Accrued expenses.......................................        5,337              4,819
     Other net changes in operating assets and
       liabilities..........................................       (7,026)            (2,981)
                                                                 --------            -------
          Net cash provided by (used in) operating
            activities......................................       (2,169)            39,062
                                                                 --------            -------
Cash flows from investing activities:
  Acquisition of property and equipment.....................         (537)            (8,277)
  Investment in software....................................         (489)                --
  Net (increase) decrease in noncurrent receivables and
     investments............................................       (5,177)            16,145
                                                                 --------            -------
          Net cash provided by (used in) investing
            activities......................................       (6,203)             7,868
                                                                 --------            -------
Cash flows from financing activities:
  Capital contributions.....................................       19,946                 --
  Returns to owner of predecessor business..................      (21,623)           (66,532)
  Net increase (decrease) in notes payable..................       (2,336)             6,828
  Proceeds from long-term debt..............................           --              2,900
  Repayment of long-term obligations........................         (398)            (1,640)
                                                                 --------            -------
          Net cash used in financing activities.............       (4,411)           (58,444)
                                                                 --------            -------
Net decrease in cash and cash equivalents...................      (12,783)           (11,514)
Cash and cash equivalents, beginning of period..............       13,185             24,699
                                                                 --------            -------
Cash and cash equivalents, end of period....................     $    402            $13,185
                                                                 ========            =======

        The accompanying notes are an integral part of these statements.

                                W&S HOTEL L.L.C.
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

1. BASIS OF PRESENTATION

     W&S Hotel L.L.C. (the LLC) acquired the stock of Westin Hotel Company and certain additional subsidiaries and affiliates on May 12, 1995 (the acquisition). Prior to the acquisition, the LLC had no material operations. The consolidated financial statements of the LLC include the results of operations of the acquired enterprises since the acquisition. The combined financial statements of the predecessor business include the results of operations of the acquired enterprises prior to the purchase but exclude businesses and assets not acquired. The LLC and the predecessor business are collectively referred to in these notes as the Company.

     The accompanying interim consolidated financial statements of the LLC have been prepared by the LLC without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. All amounts and disclosures included in the notes for the six months ended June 30, 1997 and 1996, and as of June 30, 1997 are unaudited. Management of the LLC believes the disclosures made are adequate to make the information presented not misleading. However, the interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto.

     In the opinion of management of the LLC, the accompanying interim unaudited consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the LLC as of June 30, 1997 and the results of operations and cash flows for the six months ended June 30, 1997 and 1996. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. DESCRIPTION OF BUSINESS

     The Company operates in the lodging industry under the name of Westin Hotels & Resorts. It owns, manages, franchises and represents upscale hotels and resorts in locations worldwide. Substantially all owned hotels and partnerships are located in the United States. Operating revenues from hotel operations consist of rooms, food and beverage and other operating department revenues generated by owned hotels. Operating revenues from management services are primarily for management, franchise and related services provided to nonowned hotels.

     The Company also provides workers' compensation, property, general and automobile liability coverage to the owned and managed hotels through its wholly owned subsidiary, Westel Insurance Company.

     B. MEMBERS' EQUITY

     The LLC is a limited liability company formed on November 21, 1994, under the laws of Delaware. It shall continue until December 31, 2044, unless terminated sooner.

     There are Class A members and a Class B member in the LLC. The Class A members are Woodstar Investor Partnership, an affiliate of the Starwood Capital Group L.P.; WHWE L.L.C., an affiliate of Goldman, Sachs & Co.; and a senior executive of the Company. Nomura Asset Capital Corporation is the sole Class B member. Members' liability is limited to their respective capital contributions. Concurrence of the Class B member is required for certain decisions.

     Earnings and losses of the LLC after a preferred return are generally allocated to each member in accordance with their respective percentage interests, but losses are allocated first to members with positive equity balances. The percentage interests totaled 73% for Class A members and 27% for the Class B member. Generally, distributions of net proceeds from operations and excess refinancing proceeds are made to the

Class A members to the extent of interest on their unreturned capital contributions, and thereafter, to all members in proportion to their respective percentage interests.

     The original Class A members have committed to contribute capital up to $132,000,000 no later than May 12, 1998. As of December 31, 1996, these members had contributed cash of $93,000,000 and notes of $2,640,000. In lieu of receiving distributions, the Class A members have reduced their remaining capital commitment by approximately $18,000,000 through December 31, 1996. There are significant restrictions on the ability to transfer the Class A members' interests. The remaining capital commitment and additional contributions were funded during the six months ended June 30, 1997 in connection with hotel acquisitions.

     C. CONSOLIDATION

     The consolidated and combined financial statements include the accounts of the Company and the acquired subsidiaries. The consolidated and combined statements of operations also include the Company's share of net income from partnerships. All significant intercompany transactions and accounts have been eliminated.

     D. ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     E. CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash and highly liquid debt instruments bearing floating interest rates and other short-term investments purchased with a maturity of three months or less.

     F. GUEST AND TRADE RECEIVABLES

     In the ordinary course of business, the Company extends credit to guests of owned hotels, primarily business travelers. In addition, the Company extends credit to managed and franchised hotels located principally in North America and Asia for the payment of management and marketing fees and for reimbursement of payroll and other expenses.

     G. INVENTORIES

     Inventories include food, beverage and supplies and are valued at the lower of cost (first-in, first-out) or replacement market.

     H. INVESTMENTS IN PARTNERSHIPS

     The Company's investments in partnerships that are not majority-owned or controlled are accounted for using the equity method.

     I. PROPERTY AND EQUIPMENT

     Depreciation and amortization of property and equipment are provided using the straight-line method over the assets' estimated useful lives as follows:

Buildings and leasehold
  improvements......................  Shorter of 5-45 years or remaining lease term
Furniture, fixtures and equipment...  2-12 years
Expendable supplies.................  2-4 years

     The Company uses an annual group method of depreciation. Under this method, individual assets are not specifically identified for purposes of determining retirements. Fully depreciated asset groups are written off the year after they are fully depreciated. Proceeds from miscellaneous sales of depreciable property and equipment are credited to accumulated depreciation.

     Expendable supplies include linens, china, silverware and glassware. They are depreciated to 50% of the cost of initial stock. Replacements are expensed when purchased.

     Maintenance and repairs, including the cost of minor replacements, are charged to property maintenance expense accounts. The cost of additions and betterments of property are capitalized to property and equipment accounts.

     Interest incurred during the construction or renovation of hotels and related facilities is capitalized and amortized over the estimated useful lives of the assets. No interest was capitalized in 1996, 1995 or 1994. In the six months ended June 30, 1997, capitalized interest totaled $411,000.

     J. INTANGIBLE AND OTHER ASSETS

     Intangible and other assets include management contracts, goodwill, software and deferred loan costs. Management contracts represent the allocation of the Company's acquisition cost based on the estimated present value of income primarily from management agreements, less accumulated amortization. The direct costs incurred to obtain a management or franchise agreement are also capitalized. Goodwill represents the excess of the Company's acquisition cost over the net fair value of assets acquired and liabilities assumed, less accumulated amortization. Deferred loan costs and computer software are stated at cost, less accumulated amortization. Capitalized cost for computer software includes both external and internal labor costs directly attributable to the development of software.

     The costs incurred to acquire management contracts are amortized using the straight-line method over the lives of the contracts. Goodwill is amortized using the straight-line method. Deferred loan costs are amortized using the straight-line method, which approximates the effective interest method over the contractual terms of the related indebtedness. Software costs are amortized using the straight-line method over the estimated economic lives of the software, not to exceed seven years. Estimated useful lives are as follows:

                                               W&S HOTEL L.L.C.   PREDECESSOR BUSINESS
                                               ----------------   --------------------
Management contracts.........................     5-15 years            25 years
Goodwill.....................................       40 years            40 years
Deferred loan costs..........................      2-7 years                 N/A
Software.....................................      2-7 years             7 years

     The estimated lives of the management contracts include the weighted averages of the remaining contract periods as of the respective business acquisition dates. The predecessor owner acquisition occurred in 1988.

     Management periodically assesses the carrying value of intangible assets to determine whether any changes in estimated useful lives have occurred.

     K. LONG-LIVED ASSETS

     The recoverability of management contract costs, goodwill and hotel investments are periodically evaluated to determine whether such costs will be recovered from future operations. Evaluations of goodwill are based on estimated undiscounted cashflow. Management contracts and hotel investments are individually evaluated based on undiscounted cashflow. If the undiscounted amounts are insufficient to recover the recorded assets, then the estimated amounts are discounted to determine the revised carrying value and a write-down for the difference is recorded.

     L. DERIVATIVE FINANCIAL INSTRUMENTS

     The company enters into interest-rate protection agreements to manage well-defined interest rate risk and does not use them for trading or speculative purposes. The Company's agreements are with major international financial institutions that are expected to fully perform under the terms of the agreements thereby reducing the credit risk from the transactions.

     Fees paid for interest-rate protection agreements are recorded ratably as interest expense over the terms of the agreements and the related impact on the Company's cash flows is included in cash flows from operating activities.

     Gains or losses on interest-rate protection agreements that the Company considers hedges, including hedges of anticipated refinancing transactions, are deferred. In order for gains or losses for anticipated refinancing transactions to be deferred the Company must determine, by reviewing its ability and intent to refinance, that it is probable that the anticipated refinancing will occur. If the Company concludes that an interest rate protection agreement no longer qualifies as a hedge, gains or losses would be recorded as other income (expense) at each reporting date based on the amount that would have been paid or received to settle the agreement on the reporting date.

     M. INCOME TAXES

     The members of the LLC are required to include their respective share of profits and losses in their separate income tax returns. Income taxes reflected in the financial statements relate to taxable corporations owned by the LLC included in the consolidated financial statements.

     The operations of the predecessor business have been included in the consolidated tax returns of the predecessor owner and its affiliates. Income taxes for the predecessor business have been computed assuming the Company was a stand-alone entity.

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and to operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     N. FOREIGN CURRENCY TRANSLATION

     The financial statements include foreign currency amounts attributed to foreign subsidiaries and branches that have been translated into U.S. dollars using year-end exchange rates for assets and liabilities and average annual rates for revenues and expenses. Translation gains or losses arising from fluctuations in the year-end exchange rates are recorded as equity adjustments from foreign currency translations. Foreign exchange gains or losses recorded in the statements of operations include actual foreign exchange transactions and the effect of exchange rate fluctuations on assets or liabilities that are denominated in currencies other than their own.

     O. ADVERTISING COSTS

     The Company expenses the production costs of advertising the first time the advertising takes place.

     P. EQUITY-BASED COMPENSATION

     The Company accounts for its equity-based compensation following the fair value accounting provisions of Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting for Stock-Based Compensation. The predecessor business did not have equity-based compensation arrangements.

3. BUSINESS ACQUISITION

     On May 12, 1995, the LLC acquired all of the stock of Westin Hotel Company and certain additional investments, which are collectively referred to as the predecessor business. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the total cost has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The purchase price in excess of the estimated fair value of the net assets acquired was $154,079,000 and has been recorded as goodwill. Valuation allowances for deferred tax assets resulting principally from net operating losses and foreign tax credit carryforwards were recorded as part of the acquisition. If those net operating losses or foreign tax credits are used, goodwill will be reduced accordingly. A summary of the acquisition of the predecessor business follows:

                                                              (THOUSANDS)
Purchase price of net assets acquired.......................   $ 537,700
Less purchase price adjustments.............................     (27,420)
Transaction costs...........................................      20,063
                                                               ---------
     Total cost.............................................     530,343
Less:
  Long-term debt............................................    (439,284)
  Unexpended proceeds from long-term debt...................       4,669
  Current liabilities assumed...............................        (445)
  Interest earned on earnest money deposit..................        (101)
  Cash acquired.............................................        (402)
                                                               ---------
Net cash paid for acquisition in 1995 and 1996..............   $  94,780
                                                               =========

4. CASH MANAGEMENT

     The Company invests cash in excess of operating needs in short-term investments in which its funds are available upon request. Under the program, participants' cash receipts are deposited in a centralized bank account. The full amount of the funds in the centralized account is available for use by the participants in their normal operations. Interest income or expense is allocated to participants that are not wholly owned based upon their net funds deposited or borrowed under the program. The interest rate is based upon the average yield of investments in the centralized account.

     At December 31, 1996 and 1995, the payable to affiliates includes $3,010,000 and $2,503,000, respectively, representing net cash transfers under the hotel cash management program.

5.  OTHER CURRENT RECEIVABLES

     A summary of other current receivables at December 31 follows:

                                                                 1996       1995
                                                                 ----       ----
                                                                   (THOUSANDS)
Reimbursable payroll costs..................................    $ 9,428    $ 5,483
Indemnified taxes recoverable from predecessor owner........      1,324      5,566
Other.......................................................      2,830      1,943
                                                                -------    -------
                                                                $13,582    $12,992
                                                                =======    =======

6.  NONCURRENT RECEIVABLES

     Noncurrent receivables are due primarily from hotels located in North America and the Pacific Rim, which have entered into management agreements with the Company. The following is a summary of noncurrent receivables as of December 31:

                                                                 1996       1995
                                                                 ----       ----
                                                                   (THOUSANDS)

Partially secured hotel loan (including accrued interest of
  $187), interest at 10%. Repayment is monthly from
  available cash flow, as defined. The loan is guaranteed by the hotel owner and real estate. The loan maturity
  coincides with the life of the management agreement, which has an initial five-year term through 2001, and three
  five-year renewal periods.................................    $ 9,910    $   --

                                                                 1996       1995
                                                                 ----       ----
                                                                   (THOUSANDS)
Management fees, collection deferred pursuant to management
  agreement terms and conditions (including interest of $304 in 1996 and 1995), net of unamortized discounts of $574 in
  1996 and $652 in 1995, based on imputed interest rates of
  8.875% to 13.5%, and net of allowances for doubtful
  accounts of $425 in 1996 and $325 in 1995. Payments are
  due upon availability of funds............................        975       780
Other notes and noncurrent receivables (including interest
  of $341 in 1996 and $40 in 1995), net of unamortized
  discounts of $976 in 1996 and $143 in 1995. Interest rates are from zero to prime plus 2%, and maturities range from
  1997 to 2024..............................................      1,304     1,050
                                                                -------    ------
                                                                 12,189     1,830
Less current maturities (included in other current
  receivables)..............................................         50        96
                                                                -------    ------
                                                                $12,139    $1,734
                                                                =======    ======

     Noncurrent receivables from affiliates include amounts due primarily from partially owned hotels located in North America and an advertising association. The following is a summary of noncurrent receivables from affiliates as of December 31:

                                                               1996      1995
                                                               ----      ----
                                                                (THOUSANDS)
Management fees, collection deferred pursuant to management
  agreement terms and conditions, net of unamortized
  discounts of $3,297 in 1996 and $2,223 in 1995, based on
  imputed interest rates ranging from 8.875% to 13.5%.
  Payments are due upon availability of funds...............  $ 7,104   $3,343
Note receivable from WHR Advertising Association; interest
  rate at prime; final payment due in 1999..................    5,167       --
Other.......................................................      500       --
                                                              -------   ------
                                                              $12,771   $3,343
                                                              =======   ======

     During 1996 the Company loaned funds to WHR Advertising Association (the Association), a cooperative corporation which coordinates advertising and related promotional activities on behalf of hotels worldwide that are operated subject to either a management or a franchise agreement and whose owners are Association members. The Company's owned hotels are Association members, and represent 14% of the Association's voting interests. The Company does not have an equity interest in the Association and does not control the Association's board of directors. The loan will be repaid from contributions by members of the Association.

7. INVESTMENTS IN PARTNERSHIPS

     Unaudited summarized financial information of investments in partnerships accounted for by the equity method follows (amounts for partnerships investments include the effects of purchase allocation, dollars in thousands):

                                                  WESTIN
                                       BILTMORE   O'HARE    GALLERIA    SIXTH &
                                        HOTEL      HOTEL     HOTEL      VIRGINIA      LCWW
                                       PARTNERS   VENTURE   VENTURE    PROPERTIES   PARTNERS    TOTAL
                                       --------   -------   --------   ----------   --------    -----
As of December 31, 1996
  Assets
     Current assets..................  $  9,757   $ 6,698    $ 5,713    $ 1,178       $ --     $ 23,346
     Noncurrent assets...............   119,039    40,295     54,297     37,525        836      251,992
                                       --------   -------    -------    -------       ----     --------
                                       $128,796   $46,993    $60,010    $38,703       $836     $275,338
                                       ========   =======    =======    =======       ====     ========
  Liabilities and Equity
     Current liabilities.............  $ 14,127   $ 5,125    $ 5,755    $ 1,433       $ --     $ 26,440
     Long-term obligations...........    65,079    34,097     50,503     31,581         --      181,260
                                       --------   -------    -------    -------       ----     --------
                                         79,206    39,222     56,258     33,014         --      207,700
     Equity..........................    49,590     7,771      3,752      5,689        836       67,638
                                       --------   -------    -------    -------       ----     --------
                                       $128,796   $46,993    $60,010    $38,703       $836     $275,338
                                       ========   =======    =======    =======       ====     ========
     The Company's investment........  $ 24,795   $ 4,041    $   751    $ 1,422       $418     $ 31,427
                                       ========   =======    =======    =======       ====     ========
As of December 31, 1995
  Assets
     Current assets..................  $ 10,612   $ 4,918    $ 3,636    $   604       $ --     $ 19,770
     Noncurrent assets...............   120,140    40,859     54,487     38,309         --      253,795
                                       --------   -------    -------    -------       ----     --------
                                       $130,752   $45,777    $58,123    $38,913       $ --     $273,565
                                       ========   =======    =======    =======       ====     ========
  Liabilities and Equity
     Current liabilities.............  $ 11,945   $34,197    $ 4,145    $ 1,054       $ --     $ 51,341
     Long-term obligations...........    51,873     3,692     51,555     32,017         --      139,137
                                       --------   -------    -------    -------       ----     --------
                                         63,818    37,889     55,700     33,071         --      190,478
     Equity..........................    66,934     7,888      2,423      5,842         --       83,087
                                       --------   -------    -------    -------       ----     --------
                                       $130,752   $45,777    $58,123    $38,913       $ --     $273,565
                                       ========   =======    =======    =======       ====     ========
     The Company's investment........  $ 44,466   $ 4,139    $   485    $ 1,461       $ --     $ 50,551
                                       ========   =======    =======    =======       ====     ========
For the year ended December 31, 1996:
  Operating revenues.................  $ 55,653   $29,395    $30,586    $ 8,446       $ --     $124,080
  Operating expenses.................    39,847    22,268     20,124      4,067         --       86,306
  Depreciation and amortization......     5,298     2,029      3,344      2,114         --       12,785
                                       --------   -------    -------    -------       ----     --------
       Operating income..............    10,508     5,098      7,118      2,265         --       24,989
  Interest expense...................    (5,851)   (2,214)    (5,638)    (2,418)        --      (16,121)
  Other expense......................        --        --       (150)        --         --         (150)
                                       --------   -------    -------    -------       ----     --------
       Net income (loss).............  $  4,657   $ 2,884    $ 1,330    $  (153)      $ --     $  8,718
                                       ========   =======    =======    =======       ====     ========
  Company ownership percentage.......        50%       49%        20%        25%        --
                                       $  2,328   $ 1,402    $   266    $   (38)      $ --     $  3,958
       Preferred return..............     1,078        --         --         --         --        1,078
                                       --------   -------    -------    -------       ----     --------
       The Company's share...........  $  3,406   $ 1,402    $   266    $   (38)      $ --     $  5,036
                                       ========   =======    =======    =======       ====     ========

                                                        WESTIN
                                          BILTMORE      O'HARE       GALLERIA       SIXTH &
                                           HOTEL         HOTEL        HOTEL         VIRGINIA
                                          PARTNERS      VENTURE      VENTURE       PROPERTIES       TOTAL
                                          --------      -------      --------      ----------       -----
For the period from May 12, 1995 through
  December 31, 1995:
  Operating revenues....................  $ 19,554      $18,199       $17,879       $ 4,608        $ 60,240
  Operating expenses....................    17,348       13,386        12,771         2,013          45,518
  Depreciation and amortization.........     2,636        1,613         2,134         1,274           7,657
                                          --------      -------       -------       -------        --------
       Operating income (loss)..........      (430)       3,200         2,974         1,321           7,065
  Interest expense......................    (2,321)      (1,520)       (3,619)       (1,824)         (9,284)
  Other income (expense)................        --           92          (223)           --            (131)
                                          --------      -------       -------       -------        --------
       Net income (loss)................  $ (2,751)     $ 1,772       $  (868)      $  (503)       $ (2,350)
                                          ========      =======       =======       =======        ========
  Company ownership percentage..........        50%          49%           20%           25%
                                          $ (1,376)     $   862       $  (174)      $  (126)       $   (814)
       Preferred return.................       869           --            --            --             869
                                          --------      -------       -------       -------        --------
       The Company's share..............  $   (507)     $   862       $  (174)      $  (126)       $     55
                                          ========      =======       =======       =======        ========
For the period from January 1, 1995
  through May 12, 1995:
  Operating revenues....................  $ 22,286      $ 9,236       $10,182       $ 3,025        $ 44,729
  Operating expenses....................    13,365        7,969         7,759         1,520          30,613
  Depreciation and amortization.........     2,200          773           395           291           3,659
                                          --------      -------       -------       -------        --------
       Operating income.................     6,721          494         2,028         1,214          10,457
  Interest expense......................    (1,540)        (867)       (2,049)       (1,046)         (5,502)
  Other income (expense)................        --           44           (24)           --              20
                                          --------      -------       -------       -------        --------
       Net income (loss)................  $  5,181      $  (329)      $   (45)      $   168        $  4,975
                                          ========      =======       =======       =======        ========
       The Company's share..............  $  2,591      $  (160)      $    (9)      $    42        $  2,464
                                          ========      =======       =======       =======        ========
For the year ended December 31, 1994:
  Operating revenues....................  $ 39,606      $25,938       $27,304       $ 6,755        $ 99,603
  Operating expenses....................    30,196       21,016        20,236         2,866          74,314
  Depreciation and amortization.........     4,940        1,066         1,079           755           7,840
                                          --------      -------       -------       -------        --------
       Operating income.................     4,470        3,856         5,989         3,134          17,449
  Interest expense......................    (3,787)      (3,220)       (5,938)       (2,886)        (15,831)
  Other income (expense)................    (5,285)          65          (284)           --          (5,504)
                                          --------      -------       -------       -------        --------
       Net income (loss)................  $ (4,602)     $   701       $  (233)      $   248        $ (3,886)
                                          ========      =======       =======       =======        ========
       The Company's share..............  $ (2,248)     $   340       $   (47)      $    62        $ (1,893)
                                          ========      =======       =======       =======        ========

     The LLC had a 50% ownership interest in Biltmore Hotel Partners, which owned the Arizona Biltmore located in Phoenix, Arizona. Additionally, the LLC received a preferred return on invested capital of $22,000,000. This amount, which had previously been included in investments in partnerships, was repaid to the LLC during the year ended December 31, 1996. In February 1997, the LLC sold its interest in Biltmore Hotel Partners for $50,518,000. This transaction generated a pretax gain of approximately $20,969,000, and net proceeds after a required repayment of long-term debt were approximately $44,000,000. The net proceeds from this transaction have been utilized to fund a portion of the Company's hotel acquisitions.

     The Company has an approximate 49% ownership interest in the Westin O'Hare Hotel Venture located at the O'Hare Airport in Chicago, Illinois, a 20% ownership interest in the Galleria Hotel Venture located in Dallas, Texas, a 25% ownership interest in Sixth & Virginia Properties (The Westin Office Building) located in Seattle, Washington, and an approximate 23% interest in LCWW Partners (The Westin La Cantera currently under development in San Antonio, Texas). The Company has agreed to fund 50% of certain predevelopment costs of The Westin La Cantera.

     Additionally, a subsidiary of the Company is the general partner and has an effective ownership interest of approximately 8% in Westin Hotels Limited Partnership (WHLP), which owns The Westin Michigan Avenue in Chicago and The Westin St. Francis in San Francisco, but has reduced the investment basis and share of earnings to zero because of priorities associated with other investor returns. At December 31, 1996, WHLP had assets of $263,148,000 and equity of $68,381,000. At December 31, 1995, WHLP had assets of $246,698,000 and equity of $61,403,000. WHLP had revenues of $110,950,000, $51,791,000, $45,453,000 and
$99,388,000 and net income (loss) of $6,978,000, $4,244,000, ($2,531,000) and
$1,444,000 for the year ended December 31, 1996, the period from May 12, 1995 through December 31, 1995, the period from January 1, 1995 through May 12, 1995 and the year ended December 31, 1994, respectively.

     Investments include unamortized cost in excess of the Company's share of the net assets of partnerships of $22,818,000 at December 31, 1996 ($19,700,000 is attributable to the investment in Biltmore Hotel Partners) and $32,230,000 at December 31, 1995. This amount is being amortized into income over the lives of the underlying assets.

     Partnership distributions totaled $25,378,000 in 1996 (including $22,000,000 from the Biltmore Hotel Partners); $3,369,000 from May 12, 1995 through December 31, 1995; none from January 1, 1995 through May 12, 1995; and $389,000 in 1994.

     During 1994, two investments in hotel companies located in Singapore, which were less than 20% owned, were sold for gross proceeds of $28,363,000, resulting in a gain of $16,404,000, net of a sales commission of $3,091,000 paid to an associated company.

8. PROPERTY AND EQUIPMENT

     A summary of property and equipment follows:

                                                JUNE 30,    DECEMBER 31,    DECEMBER 31,
                                                  1997          1996            1995
                                                --------    ------------    ------------
                                                              (THOUSANDS)
Buildings and leasehold improvements........    $451,052      $206,713        $201,385
Furniture, fixtures and equipment...........      83,422        45,938          27,199
Expendable supplies.........................       8,604         3,931           3,931
                                                --------      --------        --------
                                                 543,078       256,582         232,515
Less accumulated depreciation and
  amortization..............................      42,149        30,014          11,081
                                                --------      --------        --------
                                                 500,929       226,568         221,434
Construction in progress....................       3,468         2,307           2,445
Land........................................      56,672        31,000      31,000....
                                                --------      --------        --------
     Net property and equipment.............    $561,069      $259,875        $254,879
                                                ========      ========        ========

     Depreciation expense totaled $18,850,000 in 1996; $11,074,000 from May 12, 1995 through December 31, 1995; $3,084,000 from January 1, 1995 through May 12, 1995; and $8,793,000 in 1994. Depreciation expense for the six months ended June 30, 1997 and June 30, 1996 totaled $12,117,000 and $8,937,000, respectively.

9. HOTEL ACQUISITIONS

     On March 4, 1997 the Company acquired a 573 room hotel located in Indianapolis, Indiana for approximately $57,945,000. The acquisition was funded with existing cash of $10,345,000 and indebtedness of $47,600,000 secured by the hotel.

     On May 15, 1997 the Company acquired a 285 room resort located on Great Cruz Bay in St. John, U.S. Virgin Islands for approximately $30,254,000. The acquisition was funded with existing cash of $10,254,000 and indebtedness of $20,000,000 secured by the resort.

     On June 4, 1997 the Company purchased mortgage notes secured by a 1,068 room hotel in Atlanta, Georgia for approximately $113,600,000. The acquisition of the notes resulted in operating and ownership control of the hotel. The purchase was funded with $90,000,000 of debt secured by the hotel and $23,600,000 of cash primarily from LLC Class A member contributions and the issuance of Subordinated Notes.

     On June 24, 1997 the Company acquired a 420 room hotel in Denver, Colorado for approximately $77,190,000. The purchase was funded with $53,200,000 of debt secured by the hotel and $23,990,000 of cash primarily from Class A member contributions and the issuance of Subordinated Notes.

     The acquisitions have been accounted for under the purchase method of accounting. The purchase price allocations have been completed on a preliminary basis, subject to adjustment should new or additional facts become known.

     The following unaudited pro forma information presents a summary of consolidated results of operations of the Company and the hotels acquired in 1997 as if the acquisitions had occurred on January 1, 1996:

                                                    SIX MONTHS ENDED
                                            --------------------------------     YEAR ENDED
                                               JUNE 30,          JUNE 30,       DECEMBER 31,
                                                 1997              1996             1996
                                               --------          --------       ------------
                                                              (THOUSANDS)
Operating revenues......................       $180,840          $165,595         $337,838
Net income (loss).......................       $ 21,148          $   (433)        $    630

     These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional depreciation expense as a result of a step-up in the basis of fixed assets and increased interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on January 1, 1996, or of future results of operations of the consolidated entities.

10. INTANGIBLE AND OTHER ASSETS

     A summary of intangible and other assets at December 31 follows:

                                                              1996       1995
                                                              ----       ----
                                                                (THOUSANDS)
Management contracts, less accumulated amortization of
  $24,464 and $9,428......................................  $203,517   $213,513
Goodwill, less accumulated amortization of $6,210 and
  $2,410..................................................   147,869    148,392
Prepaid pension and postretirement benefits...............    18,483     17,620
Deferred loan costs, less accumulated amortization of
  $4,577 and $1,793.......................................     2,283      4,947
Software, less accumulated amortization of $468 and
  $843....................................................    11,086      7,100
Restricted deposits.......................................     4,264        350
Other, net................................................       738        706
                                                            --------   --------
                                                            $388,240   $392,628
                                                            ========   ========

     A summary of intangible asset amortization expenses follows:

                                                    MAY 12,      JANUARY 1,
                                                      1995          1995
                                                    THROUGH       THROUGH
                                                  DECEMBER 31,    MAY 12,
                                         1996         1995          1995       1994
                                         ----     ------------   ----------    ----
                                                         (THOUSANDS)
Management contracts..................  $15,036      $9,428        $3,807     $10,542
Goodwill..............................    3,800       2,410         2,189       6,161
Deferred loan costs...................    2,784       1,793            --          --
Software..............................    2,096         843           368       1,672

11. ACCRUED EXPENSES

     A summary of accrued expenses at December 31 follows:

                                                              1996      1995
                                                              ----      ----
                                                                (THOUSANDS)
Salaries, wages and benefits...............................  $27,012   $21,331
Self-insurance and current portion of estimated insurance
  claims payable...........................................   14,284    16,904
Estimated liability for frequent guest programs............    5,537     5,149
Accrued interest...........................................    5,087     5,102
Other......................................................   10,753     9,216
                                                             -------   -------
                                                             $62,673   $57,702
                                                             =======   =======

12. LONG-TERM DEBT

     A summary of long-term debt follows:

                                                            JUNE 30,   DECEMBER 31,   DECEMBER 31,
                                                              1997         1996           1995
                                                            --------   ------------   ------------
                                                                         (THOUSANDS)
Senior Credit Facility, interest at LIBOR plus 1.65%,
  varying principal payments due through 2002.............  $331,000     $     --       $     --
Senior Secured Notes, average interest at LIBOR plus
  3.25%, due 1997.........................................        --      326,625        337,000
Subordinated Notes, interest at LIBOR plus 2.5%, due
  2002....................................................   111,656      102,284        102,284
Mortgages and other secured notes incurred in connection
  with hotel acquisitions, interest at 8.56% to 9.214% and
  LIBOR plus 2.75%, interest rate adjustments occur on
  specified dates for two notes and on optional repayment
  dates during 2009-2011 for all notes, varying principal
  payments due through maturity in 2020 to 2023...........   181,613           --             --
Secondary secured obligations incurred in connection with
  hotel acquisitions, interest at LIBOR plus 2.5% and
  LIBOR plus 2.56% increasing to a maximum rate of defined
  US treasury security yields plus 6.06%, varying
  principal payments due through maturity in 2002 to
  2005....................................................    28,453           --             --
Other, including capital lease obligations of $5,201,
  $4,495 and $742.........................................     5,763        5,086          1,392
                                                            --------     --------       --------
                                                             658,485      433,995        440,676
Less current maturities...................................    11,119        1,863            377
                                                            --------     --------       --------
                                                            $647,366     $432,132       $440,299
                                                            ========     ========       ========

     Substantially all property and equipment is pledged as security under the long-term debt agreements.

     There are restrictive covenants under the Subordinated Notes and under the Senior Secured Notes which were repaid in 1997 as discussed below. These covenants include maintaining specified levels of debt service coverage and earnings before interest, taxes, depreciation and amortization and permit dividends or capital distributions to be made to or by the LLC only if the Company has complied with the terms of the long-term debt agreements.

     In May 1997, the Company elected not to exercise its option to extend the due date of the Senior Secured Notes and repaid the notes with the proceeds of a $331,000,000 Senior Credit Facility led by Goldman Sachs Credit Partners L.P.. This facility is comprised of a revolving facility of $50,152,000, and a term facility of $280,848,000. The revolving facility matures in February 2002 and the term facility matures in May 2002 and contains similar security and restrictive covenants as the former Senior Secured Notes. The Senior Credit Facility also contains restrictive covenants that require minimum levels of net worth and certain leverage and interest coverage ratios.

     The loans incurred in 1997 are secured by the acquired hotel property and equipment. The loan agreements typically require the hotel to fund reserves for taxes, insurance, and debt service (current restricted cash) and for capital replacement (noncurrent restricted assets). The acquired resort located in the U.S. Virgin Islands has a total loan facility of $29,500,000. The resort will borrow the remaining $9,500,000 in connection with a renovation.

     Annual maturities of long-term debt outstanding at June 30, 1997 were as follows:

                                                              (THOUSANDS)
                                                              -----------
Six months ending December 31, 1997.........................   $  2,466
Year ending December 31:
     1998...................................................     21,405
     1999...................................................     37,632
     2000...................................................     59,536
     2001...................................................     88,838
     2002 and thereafter....................................    448,608

     During 1995, in connection with its borrowing under the Senior Secured Notes, the Company entered into an interest-rate protection agreement with the lender, which is the sole class B member of the LLC. On the basis of interest rates as of December 31, 1996, the settlement amount due to the lender would have been approximately $5,449,000 had the Company repaid the outstanding principal of the Senior Secured Notes on December 31, 1996.

     The Company accounted for the interest-rate protection agreement as a hedge against its anticipated future refinancing debt risk. Accordingly, the Company deferred recognition of changes in the estimated settlement amount of the agreement. In connection with the repayment of the Senior Secured Notes, the Company settled the interest rate protection agreement associated with the Senior Secured Notes for an insignificant amount.

     The interest rate protection agreement also required that the Company pay an interest-rate management fee equal to an annual rate of .93 percent of the Senior Secured Note amount. This fee, which was approximately $3,098,000 in 1996 and $2,002,000 from May 12, 1995 to December 31, 1995, is included in interest expense.

     The predecessor owner borrowed funds when it acquired the predecessor business. The related interest cost has not been included in the predecessor business financial statements as that debt has not been assumed by the LLC and there are no ongoing guarantees or pledges of the Company's assets relating to that debt.

13. INCOME TAXES

     Income tax expense (benefit) includes the following components:

                                                           MAY 12, 1995      JANUARY 1, 1995
                                                              THROUGH            THROUGH
                                                 1996    DECEMBER 31, 1995    MAY 12, 1995      1994
                                                 ----    -----------------   ---------------    ----
                                                                     (THOUSANDS)
Current:
  Federal.....................................  $1,847        $   897            $  785        $14,018
  State.......................................     423            110               516          1,936
  Foreign.....................................   2,361          1,468             1,048          1,452
                                                ------        -------            ------        -------
                                                 4,631          2,475             2,349         17,406
                                                ------        -------            ------        -------
Deferred:
  Federal.....................................    (625)        (3,720)            1,227            504
  State.......................................    (388)           592               (44)        (1,967)
  Foreign.....................................     286             --                --             --
                                                ------        -------            ------        -------
                                                  (727)        (3,128)            1,183         (1,463)
                                                ------        -------            ------        -------
Total income tax expense (benefit)............  $3,904        $  (653)           $3,532        $15,943
                                                ======        =======            ======        =======

     A reconciliation of the United States federal statutory rate to the Company's effective tax rate is as follows:

                                                             MAY 12, 1995         JANUARY 1, 1995
                                                                THROUGH               THROUGH
                                                1996       DECEMBER 31, 1995       MAY 12, 1995        1994
                                                ----       -----------------      ---------------      ----
                                                                        (THOUSANDS)
U.S. federal statutory rate...................   35.0%            35.0%                 35.0%          35.0%
Increase (decrease) in tax rate resulting
  from:
  U.S. state taxes............................    2.4             (3.9)                  6.5            1.8
  Foreign taxes...............................   38.7             (0.1)                   --            4.6
  Nondeductible expense including goodwill
     amortization.............................   46.4            (23.4)                 35.2           20.7
  Change in valuation allowances..............   (1.7)            (1.2)                (13.6)          10.5
  Other.......................................     --               --                  (0.9)           1.6
                                                -----           ------                 -----           ----
Effective tax rate............................  120.8%             6.4%                 62.2%          74.2%
                                                =====           ======                 =====           ====

     The Company had previously recorded an income tax benefit for foreign tax credits generated in the period from May 12, 1995 through December 31, 1995. The Company could not claim these credits in its 1995 federal income tax return and has recorded additional income tax expense of approximately $950,000 for this item in 1996.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 follow:

                                                               1996        1995
                                                               ----        ----
                                                                 (THOUSANDS)
Deferred tax liabilities:
  Current assets.........................................    $     --    $    865
  Investments in partnerships............................      37,783      34,772
  Property and equipment.................................      19,391      24,489
  Intangible and other assets............................      95,025      96,223
                                                             --------    --------
       Total deferred tax liabilities....................     152,199     156,349
                                                             --------    --------
Deferred tax assets:
  Current assets.........................................         151          --
  Noncurrent receivables.................................       3,873       3,815
  Current liabilities....................................       5,223       9,904
  Long-term debt.........................................         411       1,955
  Other long-term obligations............................      11,848      11,718
  Federal, state and local net operating loss
     carryforwards.......................................       8,462       9,070
  Foreign tax credit carryforwards.......................      16,965      18,991
  Alternative minimum tax credit carryforwards...........       2,443       2,457
  General business credit carryforwards..................         855       1,189
                                                             --------    --------
       Total deferred tax assets.........................      50,231      59,099
       Valuation allowance...............................     (22,552)    (25,421)
                                                             --------    --------
       Net deferred tax asset............................      27,679      33,678
                                                             --------    --------
Net deferred tax liability...............................    $124,520    $122,671
                                                             ========    ========

     At December 31, 1996, the LLC's taxable subsidiaries had net operating losses available for carryforward to future years of $10,722,000 for federal income tax purposes that will expire in the years 2005 through 2010. The LLC's taxable subsidiaries also had net operating losses available for carryforward to future years relating to various city and state tax jurisdictions that aggregate $63,824,000 and expire in the years 1997 through 2011.

     The foreign tax credits available for carryforward to future years of $16,965,000 will expire in the years 1999 through 2001. Foreign tax credits totaling $2,886,000 expired during 1996, and $860,000 of 1996 foreign tax credits have been carried forward.

     The Company's alternative minimum tax credit carryforwards of $2,443,000 may be used indefinitely to reduce future regular federal income taxes to the extent regular federal income taxes exceed alternative minimum tax. The general business credits available for carryforward to future years of $855,000 will expire in the years 2002 through 2011.

     Substantially all of the Company's valuation allowance is for net operating loss and tax credit carryforwards generated through May 12, 1995. Future tax benefits from these net operating loss and tax credit carryforwards for which a valuation allowance has been provided will reduce goodwill. During 1996 goodwill was reduced by $472,000 for tax benefits from operating loss carryforwards.

     The Company's valuation allowance decreased by a net $2,869,000 during 1996. This decrease was principally due to the expiration of tax credits and net operating loss carryforwards for which a valuation allowance had previously been provided.

     The Company's valuation allowance increased by $125,000 from May 12, 1995 through December 31, 1995, decreased by $769,000 from January 1, 1995 through May 12, 1995 and increased by $2,253,000 during 1994. The changes in the valuation allowance were primarily due to the net generation or utilization of federal and state operating losses during the respective periods.

     The LLC is indemnified by the predecessor owner, subject to $2,000,000 to be paid by the LLC after an agreed amount of current taxes are paid, against taxes for periods prior to the acquisition. The LLC has recorded the $2,000,000 obligation in deferred income tax liabilities.

14.  OTHER LONG-TERM OBLIGATIONS

     A summary of other long-term obligations at December 31 follows:

                                                                 1996       1995
                                                                 ----       ----
                                                                   (THOUSANDS)
Estimated insurance claims payable..........................    $26,349    $28,925
Accrued pension and postretirement liability................     17,121     15,869
Other.......................................................      4,255      3,841
                                                                -------    -------
                                                                $47,725    $48,635
                                                                =======    =======

     During the period from May 12, 1995 through December 31, 1995, the Company awarded deferred compensation to executives of $2,040,000. The amounts are included in other long-term obligations.

15.  ESTIMATED INSURANCE CLAIMS PAYABLE

     Under a captive insurance program, the Company provides insurance coverage for workers' compensation, automobile and general liability claims arising at hotel properties owned or managed by the Company through policies written directly and through assumed reinsurance arrangements. Estimated insurance claims payable represent outstanding claims and those estimated to have been incurred but not reported based upon historical loss experience. Actual costs may vary from estimates based on trends of losses for filed claims and claims estimated to be incurred but not yet filed.

     A summary of estimated insurance claims payable follows:

                                                               JUNE 30,    DECEMBER 31,    DECEMBER 31,
                                                                 1997          1996            1995
                                                               --------    ------------    ------------
                                                                             (THOUSANDS)
Estimated insurance claims payable.........................     $30,961      $34,449         $37,825
Less current portion (included in accrued expenses)........       8,100        8,100           8,900
                                                                -------      -------         -------
Noncurrent portion (included in other long-term
  obligations).............................................     $22,861      $26,349         $28,925
                                                                =======      =======         =======

     At December 31, 1996, standby letters of credit amounting to $23,000,000 had been issued to provide collateral for the estimated claims. The letters of credit are guaranteed by the predecessor owner.

     Underwriting profit with respect to the captive insurance program amounted to $3,250,000 and $3,333,000 for the six months ended June 30, 1997 and 1996, respectively, $7,335,000 in 1996; $4,330,000 from May 12, 1995 through December 31, 1995; $2,381,000 from January 1, 1995 through May 12, 1995; and $3,607,000 in 1994. Amounts related to premium income are included in other departmental and operating revenues. Claims expenses are included in other operating expenses.

16.  PENSIONS

     The Company sponsors two domestic defined benefit plans and several defined contribution plans. The Company has determined that it will primarily use defined contribution plans to provide retirement benefits to employees.

     In December 1995, the Company amended its qualified noncontributory defined benefit plan for management employees (Management Retirement Plan) to curtail any further benefit accruals beyond December 31, 1995. All benefits earned under the plan were vested at December 31, 1995. The plan has not been terminated. The Company recognized a curtailment gain of $4,186,000 in accordance with SFAS No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Terminated Benefits, in the May 12, 1995 through December 31, 1995 consolidated statement of operations.

     A noncontributory, nonqualified Supplemental Executive Retirement Plan provides benefits for certain executives. The plan is unfunded apart from general assets of the Company.

     The Company also sponsors a qualified investment and profit-sharing plan covering domestic employees that meet certain minimum service requirements. Participants are able to contribute a portion of their compensation to the plan. The Company matches participant contributions up to a certain portion of participant base pay. The Company also makes profit-sharing contributions to the plan based on a portion of participants' base pay. The amount of expense for investment matching and profit sharing totaled $1,300,000 in 1996; $1,157,000 from May 12, 1995 through December 31, 1995; $659,000 from January 1, 1995 through May 12, 1995; and $1,652,000 in 1994.

     The Company sponsors nonqualified deferred compensation plans for executives. The Company makes matching contributions based on participant contributions and percentages of compensation. One of the executive deferred compensation plans also provides a fixed rate of return to participants. The costs of the executive deferred compensation plans are not significant.

     A summary of the components of pension cost for the defined benefit plans follows:

                                                    MAY 12,      JANUARY 1,
                                                      1995          1995
                                                    THROUGH       THROUGH
                                                  DECEMBER 31,    MAY 12,
                                         1996         1995          1995       1994
                                         ----     ------------   ----------    ----
                                                         (THOUSANDS)
Service cost..........................  $   520     $   592       $   342     $ 1,160
Interest cost.........................    2,577       1,666         1,002       2,614
Actual loss (return) on plan assets...   (4,313)     (3,813)       (2,389)        476
Net amortization and deferral.........    1,757       2,197         1,427      (3,477)
                                        -------     -------       -------     -------
Net pension cost......................  $   541     $   642       $   382     $   773
                                        =======     =======       =======     =======

     The funded status and amounts reflected in the Company's consolidated balance sheet at December 31 follows:

                                                          1996                        1995
                                                -------------------------   -------------------------
                                                             SUPPLEMENTAL                SUPPLEMENTAL
                                                MANAGEMENT    EXECUTIVE     MANAGEMENT    EXECUTIVE
                                                RETIREMENT    RETIREMENT    RETIREMENT    RETIREMENT
                                                   PLAN          PLAN          PLAN          PLAN
                                                ----------   ------------   ----------   ------------
                                                                     (THOUSANDS)
Actuarial present value of benefit obligations
  Vested benefit obligation...................   $23,186       $  8,732      $22,388       $  7,808
                                                 =======       ========      =======       ========
  Accumulated benefit obligation..............   $23,186       $  8,732      $22,388       $  7,808
                                                 =======       ========      =======       ========
Plan assets at fair value.....................   $36,955       $     --      $33,795       $     --
Projected benefit obligation..................  23,186..         13,686       22,388         10,999
                                                 -------       --------      -------       --------
Projected benefit obligation less than (in
  excess of) plan assets......................    13,769        (13,686)      11,407        (10,999)
Unrecognized net loss (gain) from past
  experience which differed from assumptions
  and from effects of changes in
  assumptions.................................    (1,130)         2,843           --          1,362
                                                 -------       --------      -------       --------
Prepaid pension cost included in intangible
  and other assets (accrued pension liability
  included in other long-term obligations)....   $12,639       $(10,843)     $11,407       $ (9,637)
                                                 =======       ========      =======       ========

     Plan assets at December 31 were invested as follows:

                                                              1996         1995
                                                              ----         ----
Common stock................................................   66%          65%
Long-term bonds.............................................   34           34
Real estate.................................................   --            1

     The actuarial present value of the projected benefit obligation of the Supplemental Executive Retirement Plan was determined assuming an increase in future compensation levels of 6.0% and 6.5% at December 31, 1996 and 1995, respectively. Because benefits were frozen on December 31, 1995, no assumption for increases in future compensation levels was required in order to determine the present value of the projected benefit obligation of the Management Retirement Plan. An expected long-term rate of return on plan assets of 8.5% was used in each period. A discount rate of 7.5% was used during 1994 and was increased to 8.5% on December 31, 1994. It was subsequently reduced to 7.5% on December 31, 1995, and remains unchanged on December 31, 1996. The changes in the discount rate and future compensation levels have not had a significant impact on net pension costs.

17. OTHER POSTRETIREMENT BENEFITS

     The Company sponsors two defined benefit postretirement plans that cover certain domestic salaried employees. One plan provides life insurance, and the other provides medical and dental benefits. The noncontributory life insurance plan is fully funded and the related assets are invested in short-term U.S. government securities. The postretirement health care plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The Company funds the health plan on a pay-as-you-go basis.

     Net periodic postretirement benefit costs are as follows:

                                                           MAY 12, 1995      JANUARY 1, 1995
                                                              THROUGH            THROUGH
                                                 1996    DECEMBER 31, 1995    MAY 12, 1995      1994
                                                 ----    -----------------   ---------------    ----
                                                                      (THOUSANDS)
LIFE
Service costs of benefits earned...............  $ 203         $ 100              $  55        $   199
Interest cost on accumulated postretirement
  benefit obligation...........................    234           149                 89            251
Actual return on plan assets...................   (476)         (338)              (191)        (1,096)
Net amortization and deferral..................     (6)           20                (96)           364
                                                 -----       -------              -----        -------
Net periodic postretirement benefit cost
  (benefit)....................................  $ (45)        $ (69)             $(143)       $  (282)
                                                 =====       =======              =====        =======
MEDICAL AND DENTAL
Service costs of benefits earned...............  $ 306         $ 365              $ 202        $   629
Interest cost on accumulated postretirement
  benefit obligation...........................    222           277                166            489
Net amortization and deferral..................   (327)           --                 55            310
                                                 -----       -------              -----        -------
Net periodic postretirement benefit cost.......  $ 201         $ 642              $ 423        $ 1,428
                                                 =====       =======              =====        =======

     The plans' funded status at December 31 follows:

                                                                1996                   1995
                                                        --------------------   --------------------
                                                                   MEDICAL                MEDICAL
                                                         LIFE     AND DENTAL    LIFE     AND DENTAL
                                                         ----     ----------   -------   ----------
                                                                        (THOUSANDS)
Accumulated postretirement benefit obligation.........  $(3,410)   $(3,336)    $(3,938)   $(5,941)
Plan assets...........................................    9,348         --       9,431         --
Unrecognized net loss (gain)..........................      (94)    (2,942)        720       (291)
                                                        -------    -------     -------    -------
Prepaid (accrued) postretirement benefit cost included
  in intangible and other assets (accrued
  postretirement benefit cost included in other
  long-term obligations)..............................  $ 5,844    $(6,278)    $ 6,213    $(6,232)
                                                        =======    =======     =======    =======

     For measurement purposes, a 7.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1996; the rate was assumed to decrease gradually to 5% by 2016 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 by $709,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended by $129,000.

     An expected long-term rate of return on plan assets of 5% was used in 1996. An expected long-term rate of return on plan assets of 5.7% was used in each of the other periods. A discount rate of 7.5% was used during 1994 and was increased to 8.5% on December 31, 1994. It was subsequently reduced to 7.5% on December 31, 1995, and remains unchanged on December 31, 1996. The changes in the discount rate have not had a significant impact on postretirement benefit costs.

18. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of the Company's financial instruments approximate fair value as determined by the Company, using appropriate market information and valuation methodologies, as noted below. Considerable judgment is required to develop the estimates of fair value. Thus, the estimates provided below as of December 31 are not necessarily indicative of the amounts that could be realized in a current market exchange.

                                                                  CARRYING AMOUNT
                                                                   AND FAIR VALUE
                                                                --------------------
                                                                  1996        1995
                                                                  ----        ----
                                                                    (THOUSANDS)
Financial assets:
  Current
     Cash and cash equivalents..............................    $ 10,642    $ 22,677
     Guest and trade accounts receivable....................      32,621      23,799
     Accounts due from affiliates...........................       2,098         638
     Refundable taxes.......................................       2,852         643
     Other current receivables..............................      13,582      12,992
  Noncurrent
     Noncurrent receivables excluding current portion.......      12,139       1,734
     Noncurrent receivables from affiliates.................      12,771       3,343
     Restricted cash included in intangible and other
      assets................................................       4,264         350
Financial liabilities:
  Current
     Note payable...........................................       2,506       2,824
     Trade accounts payable.................................      12,754       8,519
     Accrued expenses.......................................      48,255      42,025
     Payable to affiliates..................................       3,038       2,948
     Income taxes...........................................       1,204       1,198
     Other current liabilities..............................       1,053         842
  Noncurrent
     Long-term debt including current portion...............     433,995     440,676
     Miscellaneous items included in other long-term
      obligations...........................................       2,362       2,086

     Current financial assets -- The carrying amounts of these items approximate fair value because of the short maturity of these instruments.

     Noncurrent financial assets -- The fair values have been estimated using the expected future cash flows, discounted at market interest rates.

     Current financial liabilities -- The carrying amounts of these items approximate fair value because of the short maturity of these instruments.

     Long-term debt -- The carrying amounts approximate fair value because interest rates on these instruments change with market interest rates.

     Other long-term obligations -- The fair values have been estimated using the expected future cash flows, discounted at market interest rates.

19. COMMITMENTS AND CONTINGENCIES

     As of June 30, 1997, the Company had capital commitments as follows:

Capital expenditures........................................  $14,454,000
Loans and investments for new hotel management and franchise
  agreements................................................   15,224,000
Other.......................................................    2,500,000
                                                              -----------
     Total commitments......................................  $32,178,000
                                                              ===========

     Approximately $12,725,000 of capital expenditures will be funded from mortgage loans and capital leases.

     The Company has also guaranteed its proportionate share of a joint venture indebtedness totaling $2,800,000 and has provided operating cash flow guarantees to a partnership and a managed hotel totaling $7,500,000.

     In January 1996 the Company, its Chief Executive Officer and a consultant of the Company were named defendants in a lawsuit filed by Radisson Hotels International, Inc. (Radisson). Radisson has asserted claims for patent infringement, trade secret misappropriation, unfair competition and breach of contract. The Company has filed motions for summary judgment seeking to invalidate the patent and dismiss the other claims. The Company has indemnified its consultant for Radisson's patent infringement claim. The plaintiff claims substantial damages, but the Company believes that the alleged damages are unsupported, the patent is invalid, and the case is without merit. The Company intends to vigorously defend itself in these matters.

     The Company is also a defendant in various lawsuits which are incidental to its business. Management believes that the ultimate resolution of these matters will not have a material effect on the Company's financial position or results of operations.

     The Company operates in Asia subject to an exclusive license granted by the predecessor owner to manage, franchise and invest in hotels in Asia under the Westin Hotels & Resorts name. The license has an initial term of ten years commencing from May 12, 1995, with additional renewal provisions of up to 30 years at the Company's option provided certain conditions are met. Commencing in May 1999, the Company has an option to acquire the rights, title and interest in this license agreement for $90,000,000 plus certain adjustments. The purchase option requires a cash payment of $60,000,000 plus a $30,000,000 20-year promissory note. The exercise of this purchase option can be accelerated by the predecessor owner if the Company acquires a controlling interest in a hotel management company in the Asia territory.

20. MANAGEMENT AND SERVICE AGREEMENTS

     The Company provides management and related services to owned and nonowned hotels under agreements with terms generally ranging from 2 to 30 years. Fees paid to the Company are based primarily upon percentages of the hotels' gross operating revenues or gross operating profits as defined in the agreements.

     The Company also maintains a corporate sales and marketing program. The hotels reimburse the Company pro rata for marketing services, including all costs in connection with hotel reservations. A financial summary of marketing activities follows:

                                             MAY 12, 1995      JANUARY 1, 1995
                                                THROUGH            THROUGH
                                  1996     DECEMBER 31, 1995    MAY 12, 1995      1994
                                  ----     -----------------   ---------------    ----
                                                       (THOUSANDS)
Total expenses.................  $35,550        $20,700            $11,572       $30,800
Hotel reimbursements...........   27,144         16,710              9,588        24,685
Hotel reimbursements from
  affiliates...................    3,741          2,137                972         3,365
                                 -------        -------            -------       -------
Net cost (included in general,
  administrative and marketing
  expenses)....................  $ 4,665        $ 1,853            $ 1,012       $ 2,750
                                 =======        =======            =======       =======

     The net cost reflects the Company's pro rata share of sales, marketing and hotel reservation costs.

     Additionally, under the agreements, the Company generally provides hotels with the services of certain full-time employees. The Company is reimbursed for these employees' salaries and related benefits.

     Management and representation fees to partnerships carried on the equity basis of accounting are at terms that are comparable to fees under similar agreements with unrelated third parties.

21. OPERATING LEASE OBLIGATIONS

     Operating lease agreements cover land, hotel buildings, office space, furniture and equipment at several locations. Lease terms generally provide that the Company is to pay minimum rentals, taxes, insurance, maintenance and utilities associated with the leased properties, as well as rentals based upon percentages of operating profits or revenues. Rent expense pursuant to percentages of operating profits totaled $3,215,000 and $1,618,000 for the six months ended June 30, 1997 and 1996, respectively. Additionally, percentage rent expense totaled $3,633,000 for the year ended 1996 and was not material for 1995 or 1994.

     Future minimum lease payments are as follows:

                                                              (THOUSANDS)
Year ending December 31:
     1997...................................................    $ 7,604
     1998...................................................      7,195
     1999...................................................      6,499
     2000...................................................      6,328
     2001...................................................      5,746
     2002 and thereafter....................................     32,603
                                                                -------
Total minimum lease payments................................    $65,975
                                                                =======

     A portion of the minimum lease payments are recovered as part of the marketing services reimbursement.

22. EQUITY-BASED COMPENSATION

     During the period from May 12, 1995 to December 31, 1995, the LLC awarded equity-based compensation to certain key employees. The equity-based compensation arrangements consist of options granted to acquire up to 5% of the outstanding equity of the LLC or its subsidiaries. The options vest over a five-year period and may be exercised upon the earlier of five years or a change in control in or liquidation of the LLC. The option strike prices increase from initial strike prices based on the fair value of the LLC at the date of employment, at annual rates ranging from 15% to 25%, with a weighted average rate of increase of 18%. Additional options were granted during 1996 representing approximately .25% of the total outstanding equity of the LLC or its subsidiaries. These options may be exercised based on the estimated fair value of the LLC or its subsidiaries at the grant date, increasing annually by 10% with similar vesting provisions as the options granted in 1995. All options granted were outstanding at December 31, 1996. Twenty percent of the options granted prior to December 31, 1995 were vested at December 31, 1996. No options were exercisable and no options were exercised, forfeited or expired during the period from May 12, 1995 to December 31, 1996.

     The LLC estimates the fair value of its stock options following the provisions of SFAS 123, Accounting for Stock-Based Compensation. Under the provisions of SFAS 123, the fair value of the LLC's increasing strike price options is calculated based on the difference between a risk-free interest rate that corresponds to the option period and the rate of increase of the option strike price. Since the rates of increase exceed the risk-free interest rates of 5.4% at December 31, 1995 and 6.2% at December 31, 1996, the fair value of the options at the time of the award was zero. Accordingly, no compensation expense has been reflected in the accompanying financial statements. At December 31, 1996, the Company believes the market value of the LLC's equity subject to option exceeds the corresponding option exercise price.

23. SUPPLEMENTAL CASH FLOW INFORMATION

     The following table summarizes noncash financing and investing activities and other cash flow information:

                                           SIX MONTHS                   MAY 12, 1995       JANUARY 1, 1995
                                              ENDED                        THROUGH             THROUGH
                                          JUNE 30, 1997     1996      DECEMBER 31, 1995     MAY 12, 1995       1994
                                          -------------     ----      -----------------    ---------------     ----
                                                                          (THOUSANDS)
Noncash investing and financing
  activities:
  Members' equity issued to
    executives........................      $     --       $    --        $  4,640             $   --         $    --
  Less outstanding notes receivable
    from executives for members'
    equity............................            --            --          (4,640)                --              --
                                            ========       =======        ========             ======         =======
  Total noncash members equity
    issued............................      $     --       $    --        $     --             $   --         $    --
                                            ========       =======        ========             ======         =======
  Capital lease obligations incurred
    or assumed in connection with
    hotel acquisitions................      $  1,698       $ 4,888        $    474             $   32         $   387
                                            ========       =======        ========             ======         =======
  Long-term debt issued in connection
    with acquisitions, net of
    unexpended proceeds...............      $210,800       $    --        $434,615             $   --         $    --
                                            ========       =======        ========             ======         =======
  Senior Secured Notes paid with
    proceeds of Senior Credit Facility
    issued............................      $324,500       $    --        $     --             $   --         $    --
                                            ========       =======        ========             ======         =======
  Senior Credit Facility issued.......      $331,000       $    --        $     --             $   --         $    --
                                            ========       =======        ========             ======         =======
  Deferred loan costs.................      $  6,500       $    --        $  6,740             $   --         $    --
                                            ========       =======        ========             ======         =======
Cash paid for:
  Interest............................      $ 23,804       $41,981        $ 23,401             $8,574         $14,100
                                            ========       =======        ========             ======         =======
  Taxes...............................      $ 13,554       $ 6,432        $  2,499             $1,670         $ 3,375
                                            ========       =======        ========             ======         =======

     Noncash financing and investing activities during the six months ended June 30, 1996 were not material.

24. SUBSEQUENT EVENTS (UNAUDITED)

     In August 1997, the Company terminated its postretirement life insurance plan. The insurance obligations were settled through the purchase of nonparticipating single premium insurance contracts, and the remaining plan assets totaling approximately $6,500,000 were transferred to a voluntary employee benefit association (VEBA) to fund future medical expenses. Additionally, the Company amended its postretirement medical plan to exclude a substantial portion of its employees. A limited number of qualified employees and retirees will continue to receive this benefit. The Company estimates that the impact of these benefit plan changes will result in a pretax gain of approximately $2,400,000.

     Additionally, the Company has approved the termination of the management retirement plan. The Company plans to settle the accumulated obligations through nonparticipating insurance contracts. The Company anticipates that this settlement, which is subject to regulatory approval, will result in a pre-tax loss of approximately $4,000,000. This transaction is expected to be completed in 1998.

     Subsequent to June 30, 1997, the Company entered into an interest-rate protection agreement for a notional amount of $112,500,000 related to the Senior Credit Facility. This agreement, which terminates in June 2000, provides for interest rate protection in the event that floating interest rates exceed certain levels.

     Subsequent to June 30, 1997 and pursuant to a private placement, the Company offered shares in certain affiliates of Westin Hotel Company to certain officers of the Company. The Company has received approximately $2,000,000 of refundable deposits for these shares, but the subscriptions for such shares have yet to be accepted by such affiliates of Westin Hotel Company. The offering may be cancelled or postponed by the Company at any time before completion; in the event the offering is cancelled or postponed, the purchase price deposits that have been received by such affiliates of Westin Hotel Company in respect of such offering would be refunded.

     In September 1997, the boards of managers and directors of the members of the LLC entered into a transaction agreement to sell the stock of Westin Hotel Company and its affiliates that are currently owned by the LLC. This sale, which is scheduled to be completed in January 1998, includes substantially all assets, liabilities and operations that are presently owned by the LLC.